                           Rockville Financial, Inc.

                              Updated

                              Conversion

                              Valuation

                              Appraisal

                                February 11, 2005

Table of Contents

                            Rockville Financial, Inc.
                             Rockville, Connecticut

TABLE OF CONTENTS                                                              I

INTRODUCTION                                                                   1

1. OVERVIEW AND FINANCIAL ANALYSIS                                             4

   GENERAL OVERVIEW                                                            4
   HISTORY                                                                     5
   STRATEGIC DIRECTION                                                         6
   BALANCE SHEET TRENDS                                                        7
   LOAN PORTFOLIO                                                              9
   INVESTMENTS                                                                12
   INVESTMENTS AND MORTGAGE-BACKED SECURITIES                                 13
   ASSET QUALITY                                                              14
   FUNDING COMPOSITION                                                        17
   ASSET/LIABILITY MANAGEMENT                                                 19
   NET WORTH AND CAPITAL                                                      20
   INCOME AND EXPENSE TRENDS                                                  21
   LEGAL PROCEEDINGS                                                          26
   SUBSIDIARIES                                                               26

2. MARKET AREA ANALYSIS                                                       28

3. COMPARISONS WITH PUBLICLY TRADED THRIFTS                                   30

   INTRODUCTION                                                               30
   SELECTION CRITERIA                                                         30
   BASIS FOR COMPARISON                                                       32
   OVERVIEW OF THE COMPARABLES                                                33

4. MARKET VALUE DETERMINATION                                                 36

   MARKET VALUE ADJUSTMENTS                                                   36
   FINANCIAL CONDITION                                                        37
   BALANCE SHEET GROWTH                                                       41
   EARNINGS QUALITY, PREDICTABILITY AND GROWTH                                42

   MARKET AREA                                                                47
   CASH DIVIDENDS                                                             49
   LIQUIDITY OF THE ISSUE                                                     51
   RECENT REGULATORY MATTERS                                                  52

5. OTHER FACTORS                                                              53

   MANAGEMENT                                                                 53
   SUBSCRIPTION INTEREST                                                      54
   VALUATION ADJUSTMENTS                                                      57

6. VALUATION                                                                  58

   DISCUSSION OF WEIGHT GIVEN TO VALUATION MULTIPLES                          58
   FULL OFFERING VALUE IN RELATION TO COMPARABLES                             60
   COMPARISON TO RECENT MHC CONVERSIONS                                       65
   VALUATION CONCLUSION                                                       66

                                 List of Figures
                            Rockville Financial, Inc.
                             Rockville, Connecticut

FIGURE 1 - CURRENT FACILITIES LIST                                                                        4
FIGURE 2 - ASSET AND RETAINED EARNINGS CHART                                                              7
FIGURE 3 - KEY BALANCE SHEET DATA                                                                         8
FIGURE 4 - KEY RATIOS                                                                                     8
FIGURE 5 - NET LOANS RECEIVABLE CHART                                                                     9
FIGURE 6 - LOAN MIX AS OF DECEMBER 31, 2004 CHART                                                        10
FIGURE 7 - LOAN MIX                                                                                      11
FIGURE 8 - SECURITIES CHART                                                                              12
FIGURE 9 - INVESTMENT MIX                                                                                13
FIGURE 10 - ASSET QUALITY CHART                                                                          14
FIGURE 11 - NON-PERFORMING LOANS                                                                         15
FIGURE 12 - ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES CHART                                           16
FIGURE 13 - DEPOSIT AND BORROWING TREND CHART                                                            17
FIGURE 14 - DEPOSIT MIX                                                                                  18
FIGURE 15 - NET PORTFOLIO VALUE                                                                          19
FIGURE 16 - CAPITAL ANALYSIS                                                                             20
FIGURE 17 - NET INCOME CHART                                                                             21
FIGURE 18 - AVERAGE YIELDS AND COSTS                                                                     22
FIGURE 19 - SPREAD AND MARGIN CHART                                                                      23
FIGURE 20 - INCOME STATEMENT TRENDS                                                                      24
FIGURE 21 - PROFITABILITY TREND CHART                                                                    25
FIGURE 22 - DEPOSIT AND DEMOGRAPHIC DATA FOR HARTFORD COUNTY                                             28
FIGURE 23 - DEPOSIT AND DEMOGRAPHIC DATA FOR TOLLAND COUNTY                                              29
FIGURE 24 - DEPOSIT AND DEMOGRAPHIC DATA FOR CONNECTICUT                                                 29
FIGURE 25 - COMPARABLE GROUP                                                                             32
FIGURE 26 - KEY FINANCIAL INDICATORS                                                                     35
FIGURE 27 - KEY BALANCE SHEET DATA                                                                       37
FIGURE 28 - CAPITAL DATA                                                                                 38
FIGURE 29 - ASSET QUALITY TABLE                                                                          39
FIGURE 30 - BALANCE SHEET GROWTH DATA                                                                    41
FIGURE 31 - NET INCOME CHART                                                                             43
FIGURE 32 - PROFITABILITY DATA                                                                           44
FIGURE 33 - INCOME STATEMENT DATA                                                                        45
FIGURE 34 - MARKET AREA DATA                                                                             47
FIGURE 35 - DIVIDEND DATA                                                                                49
FIGURE 36 - MARKET CAPITALIZATION DATA                                                                   51
FIGURE 37 - MHC REORGANIZATIONS (SINCE 1/1/01) PRO FORMA DATA                                            54
FIGURE 38 - MHC REORGANIZATIONS PRICE APPRECIATION                                                       55
FIGURE 39 - VALUE RANGE - FULL OFFERING                                                                  60
FIGURE 40 - AS IF FULLY CONVERTED OFFERING PRICING MULTIPLES                                             61
FIGURE 41 - COMPARABLE AS IF FULLY CONVERTED PRICING MULTIPLES TO THE BANK'S PRO FORMA MIDPOINT          61
FIGURE 42 - COMPARABLE AS IF FULLY CONVERTED PRICING MULTIPLES TO THE BANK'S PRO FORMA SUPER MAXIMUM     61
FIGURE 43 - VALUE RANGE MHC OFFERING DATA                                                                63
FIGURE 44 - COMPARABLE GAAP PRICING MULTIPLES TO THE BANK'S PRO FORMA MIDPOINT                           63
FIGURE 45 - COMPARABLE GAAP PRICING MULTIPLES TO THE BANK'S PRO FORMA SUPER MAXIMUM                      63
FIGURE 46 - COMPARISON TO FILED AND PENDING MHC OFFERINGS                                                65

                                List of Exhibits
                            Rockville Financial, Inc.
                             Rockville, Connecticut

Exhibit

      1.    Profile of FinPro, Inc.

      2.    Statements of Financial Condition

      3.    Statements of Income

      4.    Statements of Retained Earnings

      5.    Statements of Cash Flows

      6.    Selected Financial Data

      7.    Industry Fully Converted Multiples

      8.    MHC Conversions 2001 to Date

      9. Full Offering No Foundation Appraisal Pro Forma December 31, 2004 - 12 Months

      10.   Full Offering With Foundation Appraisal Pro Forma December 31, 2004
            - 12 Months

      11.   MHC Appraisal Pro Forma December 31, 2004 - 12 Months

      12.   MHC Offering Circular Pro Forma December 31, 2004 - 12 Months

Conversion Valuation Appraisal Report                                    Page: 1

INTRODUCTION

Rockville Bank, Rockville, Connecticut, is reorganizing the holding company structure form of its ownership from a single-tier mutual holding company to a two-tier holding company structure. Rockville Bank will become a wholly-owned subsidiary of Rockville Financial, Inc., a recently organized stock corporation that will be the direct holder of all of the shares of Rockville Bank's stock. As part of the reorganization, Rockville Financial, Inc. is offering for sale 43.00% of Rockville Financial, Inc.'s outstanding common stock. In addition, Rockville Financial, Inc. will issue 4.44% of the total of the shares sold in the offering and those contributed to the foundation, or 2.00% of all shares issued and outstanding following the offering to a charitable foundation to be established by Rockville Bank. After the offering, 55.00% of Rockville Financial, Inc.'s outstanding common stock will be owned by Charter Oak Community Bank Corp., Rockville Bank's Connecticut-chartered mutual holding company parent, which will change its name to Rockville Financial MHC, Inc. as part of the reorganization. This report represents FinPro, Inc.'s ("FinPro") independent appraisal of the estimated pro forma market value of the common stock (the "Common Stock") of Rockville Financial, Inc. (the "Bank").

In compiling the pro formas, FinPro relied upon the assumptions provided by the Bank and its agents. The pro forma assumptions are as follows:

      - 43.00% of the total shares will be sold to the depositors and public,

      - 2.00% of the total shares will be contributed to a charitable foundation,

      -     the stock will be issued at $10.00 per share,

      -     the conversion expenses will be $1.9 million at the midpoint,

      - there will be an ESOP equal to 8% of the sum of the shares sold plus the shares contributed to the foundation funded internally, amortized over 10 years straight-line,

      - there will be an MRP equal to 4% of the sum of the shares sold plus the shares contributed to the foundation, amortized over 5 years straight-line,

      - there will be a Stock Option Plan equal to 10% of the sum of the shares sold plus the shares contributed to the foundation, expensed at $3.95 per option over 10 years straight-line,

      -     the tax rate is assumed at 34.00%, and

      - the net proceeds will be invested at the three-year treasury rate of 3.25%, pre-tax.

Conversion Valuation Appraisal Report                                    Page: 2

It is our understanding that the Company will offer its stock in a subscription and community offering to Eligible Account Holders, to the Employee Plans, to Supplemental Eligible Account Holders of the Bank, and to Other Members. This appraisal has been prepared in accordance with Regulation 563b.7 and the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the Office of Thrift Supervision ("OTS") which have been adopted in practice by the Federal Deposit Insurance Corporation ("FDIC"), including the most recent revisions as of October 21, 1994, and applicable regulatory interpretations thereof.

In the course of preparing our report, we reviewed the Bank's audited financials for the years ended December 31, 2003 and December 31, 2004. We also reviewed the Bank's Application for Approval of Conversion including the Proxy Statement and the Company's Form MHC-1 registration statement as filed with the Securities and Exchange Commission ("SEC"). We have conducted due diligence analysis of the Bank and held due diligence related discussions with the Bank's Management and Board, Deloitte & Touche, LLP (the Bank's independent auditor), Keefe Bruyette & Woods, Inc. (the Bank's underwriter), and Tyler Cooper & Alcorn, LLP (the Bank's special counsel). The valuation parameters set forth in the appraisal were predicated on these discussions but all conclusions related to the valuation were reached and made independent of such discussions.

Where appropriate, we considered information based upon other publicly available sources, which we believe to be reliable; however, we cannot guarantee the accuracy or completeness of such information. We visited the Bank's primary market area and reviewed the market area's economic condition. We also reviewed the competitive environment in which the Bank operates and its relative strengths and weaknesses. We compared the Bank's performance with selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and in the market for savings institutions in particular. Our analysis included a review of the estimated effects of the Conversion of the Bank on the operations and expected financial performance as they related to the Bank's estimated pro forma value.

In preparing our valuation, we relied upon and assumed the accuracy and completeness of financial and other information provided to us by the Bank and its independent accountants. We did not independently verify the financial statements and other information provided by the Bank and its independent accountants, nor did we independently value any of the Bank's assets or liabilities. This estimated valuation considers the Bank only as a going concern and should not be considered as an indication of its liquidation value.

Conversion Valuation Appraisal Report                                   Page: 3

OUR VALUATION IS NOT INTENDED, AND MUST NOT BE CONSTRUED, TO BE A RECOMMENDATION OF ANY KIND AS THE ADVISABILITY OF PURCHASING SHARES OF COMMON STOCK IN THE STOCK ISSUANCE. MOREOVER, BECAUSE SUCH VALUATION IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS WHO PURCHASE SHARES OF COMMON STOCK IN THE STOCK ISSUANCE WILL THEREAFTER BE ABLE TO SELL SUCH SHARES AT PRICES RELATED TO THE FOREGOING VALUATION OF THE PRO FORMA MARKET VALUE THEREOF. FINPRO IS NOT A SELLER OF SECURITIES WITHIN THE MEANING OF ANY FEDERAL OR STATE SECURITIES LAWS. ANY REPORT PREPARED BY FINPRO SHALL NOT BE USED AS AN OFFER OR SOLICITATION WITH RESPECT TO THE PURCHASE OR SALE OF ANY SECURITIES.

The estimated valuation herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Bank's financial condition, operating performance, management policies and procedures and current conditions in the securities market for thrift institution common stock. Should any such developments or changes, in our opinion, be material to the estimated pro forma market value of the Bank, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained at that time.

Conversion Valuation Appraisal Report                                    Page: 4

1.    OVERVIEW AND FINANCIAL ANALYSIS

            GENERAL OVERVIEW

As of December 31, 2004, the Bank had $889.9 million in total assets, $692.5 million in deposits, $696.2 million in net loans and $68.5 million in equity. The following table shows the Bank's facilities as of December 31, 2004.

                       FIGURE 1 - CURRENT FACILITIES LIST

                                     OWNED       YEAR         DATE OF
                                       OR      ACQUIRED        LEASE
LOCATION:                            LEASED   OR LEASED      EXPIRATION
--------                             ------   ---------      ----------
MAIN OFFICE:
 25 Park Street
 Rockville, CT                       Owned       1895             NA

BRANCHES:
 1703 Boston Turnpike
 Coventry, CT                        Lease       2004           2004

 265 Ellington Road
 East Hartford, CT                   Lease       2001           2006

 67 Prospect Hill Road
 East Windsor, CT                    Lease       2001           2006

 12 Main Street
 Ellington, CT                       Lease       1987           2007

 65 Palomba Drive
 Enfield, CT                         Lease       2001           2007

 231 Hazard Avenue
 Enfield, CT                         Owned       1997             NA

 341 Broad Street
 Manchester, CT                      Lease       2001           2006

 234 Tolland Turnpike
 Manchester, CT                      Lease       1996           2006

 20 Hyde Avenue
 Rockville, CT                       Owned       1992             NA

 612 Main Street
 Somers, CT                          Lease       1970           2008

 1645 Ellington Road
 South Windsor, CT                   Owned       2001             NA

 89 Sullivan Avenue
 South Windsor, CT                   Lease       1985           2016

 275 Mountain Road
 Suffield, CT                        Owned       2001             NA

 159 Merrow Road
 Tolland, CT                         Lease       2004           2005

 Route 83 at Pinkin Street
 Vernon, CT                          Lease       1978           2008

ATM FACILITIES:
 Scitico Plaza
 Enfield, CT                         Lease       2000           2005

 Southfield Road
 Somers, CT                          Lease       2004           2008

 Evergreen Walk (2 facilities)
 South Windsor, CT                   Lease       2004           2007

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 5

            HISTORY

Rockville Bank is a Connecticut chartered savings bank headquartered in Rockville, Connecticut. Rockville Bank was originally founded in 1858 as a state-chartered mutual savings bank. Rockville Bank conducts substantially all of its business from 16 full-service banking offices, of which four are supermarket branches that are open seven days a week. The executive office is located at 25 Park Street, Rockville, Connecticut 06066.

At December 31, 2004, Rockville Bank had total assets of $889.9 million, total deposits of $692.5 million and capital of $68.5 million. Net income for the year ended December 31, 2004 and year ended December 31, 2003 was $3.4 million and $6.1 million, respectively. The Bank's principal business activities include the origination of mortgage loans secured by one-to-four family residential real estate, loans secured by non-residential real estate and multi-family real estate, residential construction loans, commercial loans as well as consumer loans. Rockville Bank offers a variety of deposit accounts, including checking, savings and money market accounts and certificates of deposit. Deposits are its primary source of funds for its lending and investing activities.

Conversion Valuation Appraisal Report                                    Page: 6

      STRATEGIC DIRECTION

The Bank's business strategy is to operate as a well-capitalized and profitable community bank dedicated to providing quality customer service. Highlights of the business plan are as follows:

      (1)   remaining a community-oriented institution;

      (2)   increasing emphasis on commercial real estate lending;

      (3)   increasing emphasis on commercial business lending;

      (4)   expansion within the Bank's market area; and

      (5)   continuing one-to-four family real estate lending.

Conversion Valuation Appraisal Report                                    Page: 7

      BALANCE SHEET TRENDS

The Bank's balance sheet increased by $177.9 million, or 24.98%, from $712.0 million at December 31, 2003 to $889.9 million at December 31, 2004.

Equity has increased $2.6 million from $65.9 million at December 31, 2003 to $68.5 million at December 31, 2004. The equity to assets ratio is currently 7.70%.

                  FIGURE 2 - ASSET AND RETAINED EARNINGS CHART

                                  [BAR CHART]

Dec-00          $551,109
Dec-01          $671,312
Dec-02          $687,195
Dec-03          $712,018
Dec-04          $889,913

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                    Page: 8

The following tables set forth certain information concerning the financial position of the Bank at the dates indicated.

                        FIGURE 3 - KEY BALANCE SHEET DATA

                                                              AT DECEMBER 31,
                                                              ---------------

                                               2004       2003      2002       2001       2000
                                               ----       ----      ----       ----       ----
SELECTED FINANCIAL CONDITION DATA:                            $ in thousands
----------------------------------                            --------------
Assets                                       $889,913   $712,018   $687,195   $671,312   $551,109
Investment securities                         136,007    127,597    118,795    146,476    105,737
FHLB Stock                                      7,412      6,069      6,069      5,572      4,426
Loan receivable, net                          696,249    528,482    477,581    453,192    400,227
Loans held-for-sale                                 -          -     24,786          -          -
Cash and cash equivalents                      22,100     28,454     43,056     50,477     28,632
Deposits                                      692,498    531,929    514,295    487,502    407,013
Mortgagor's and investor's escrow accounts      3,979      3,349      3,298      2,848      2,550
Borrowings                                    118,015    105,153    105,283    111,405     88,518
Total capital                                  68,526     65,917     58,722     53,047     50,711
Allowance for loan losses                       6,371      4,971      5,168      4,949      3,609
Nonperforming loans                             2,641      2,088      1,637      1,813        934

Source: Offering Prospectus

                              FIGURE 4 - KEY RATIOS

                                                                                       AT OR FOR THE YEAR
SELECTED FINANCIAL RATIOS AND OTHER DATA:                                              ENDED DECEMBER 31,
-----------------------------------------                                              ------------------
                                                                           2004     2003     2002     2001     2000
                                                                           ----     ----     ----     ----     ----
PERFORMANCE RATIOS:
Return on average assets                                                    0.43%    0.86%    0.89%    0.48%    1.01%
Return on average equity                                                    5.14     9.67    10.87     5.27    10.90
Interest rate spread                                                        3.16     3.48     3.38     2.96     3.01
Net interest margin                                                         3.41     3.78     3.72     3.44     3.53
Noninterest expense to average assets                                       2.72     2.64     2.43     2.53     2.29
Efficiency ratio                                                           74.65    63.13    61.45    71.17    59.91
Average interest-earning assets to average interest-bearing liabilities   114.71   115.08   112.06   112.85   113.20

CAPITAL RATIOS:
Equity to total assets at end of period                                     7.70     9.26     8.55     7.90     9.20
Average equity to average assets                                            8.43     8.93     8.23     9.09     9.26
Total capital to risk weighted assets                                      11.82    13.93    13.25    12.99    14.60
Tier 1 capital to risk weighted assets                                     10.70    12.89    12.12    11.83    13.60
Tier 1 capital to average assets                                            7.28     8.54     8.07     7.85     9.20

ASSET QUALITY RATIOS:
Allowance for loan losses to total loans                                    0.91     0.93     1.02     1.08     0.89
Allowance for loan losses to nonperforming loans                          241.23   238.07   315.70   272.97   386.40
Net charge-offs to average outstanding loans during the period              0.16     0.45     0.22     0.12     0.01
Nonperforming loans as a percentage of total loans                          0.38     0.39     0.34     0.39     0.23
Nonperforming assets to as a percentage of total assets                     0.31     0.29     0.24     0.27     0.17

OTHER DATA:
Number of full service offices                                                12       12       12       12       12
Number of limited service offices                                              4        2        3        3        3

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                    Page: 9

      LOAN PORTFOLIO

The Bank's loan portfolio has increased by $167.8 million from December 31, 2003 to December 31, 2004, and as a percent of assets, the loan portfolio has increased from 74.22% to 78.24%, respectively.

                      FIGURE 5 - NET LOANS RECEIVABLE CHART

                                  [BAR CHART]

Dec-00          $400,227
Dec-01          $453,192
Dec-02          $477,581
Dec-03          $528,482
Dec-04          $696,249

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 10

Since 2000, the loan mix has shifted towards commercial business loans and to a lesser extent construction and residential loans.

                FIGURE 6 - LOAN MIX AS OF DECEMBER 31, 2004 CHART

                                                                         AT DECEMBER 31
                                                                         --------------
                                           2004                  2003              2002              2001               2000
                                           ----                  ----              ----              ----               ----
                                     AMOUNT    PERCENT    AMOUNT    PERCENT   AMOUNT  PERCENT   AMOUNT  PERCENT   AMOUNT    PERCENT
                                     ------    -------    ------    -------   ------  -------   ------  -------   ------    -------
Real estate loans:
    Residential                    $ 450,054     64.2%  $ 334,625     62.7% $ 296,245   61.2% $ 290,831   63.3% $ 259,862     64.1%
    Commercial                       136,594     19.5%    122,600     23.0%   118,256   24.4%   105,255   22.9%    88,011     21.7%
    Construction                      22,067      3.2%     14,535      2.7%    13,367    2.8%    12,161    2.6%    11,800      2.9%
Commercial business loans             88,700     12.7%     58,683     11.0%    53,324   11.0%    47,898   10.4%    41,091     10.1%
Investment, collateral and other       3,473      0.5%      2,970      0.6%     2,915    0.6%     3,612    0.8%     4,357      1.1%
                                   ---------    -----   ---------    -----  ---------  -----  ---------  -----  ---------    -----
       TOTAL LOANS                   700,888    100.0%    533,413    100.0%   484,107  100.0%   459,757  100.0%   405,121    100.0%

Less:
Deferred loan fees and premiums        1,732                   40              (1,358)           (1,616)           (1,285)
Allowance for loan losses             (6,371)              (4,971)             (5,168)           (4,949)           (3,609)
                                   ---------            ---------           ---------         ---------         ---------
LOANS RECEIVABLE, NET              $ 696,249            $ 528,482           $ 477,581         $ 453,192         $ 400,227

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 11

The loan mix is predominately residential mortgage based. Commercial mortgages account for 19.5% of the mix.

                               FIGURE 7 - LOAN MIX

                                  [PIE CHART]

Residential mortgages                   64.2%
Commercial mortgages                    19.5%
Construction                             3.2%
Commercial business loans               12.7%
Installment, collateral and other        0.5%

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 12

      INVESTMENTS

The investment portfolio increased significantly between 2000 and 2001, funded by strong deposit and borrowing growth. Between 2001 and 2002 the investment portfolio declined, but has trended upward since.

                           FIGURE 8 - SECURITIES CHART

                                  [BAR CHART]

Dec-00      $105,737
Dec-01      $146,476
Dec-02      $118,795
Dec-03      $127,597
Dec-04      $136,007

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 13

      INVESTMENTS AND MORTGAGE-
           BACKED SECURITIES

The following table provides the Bank's investment portfolio.

                            FIGURE 9 - INVESTMENT MIX

                                                                           At December 31,
                                                                           ---------------
                                                            2004                   2003                    2002
                                                            ----                   ----                    ----
                                                  Amortized      Fair     Amortized    Fair      Amortized       Fair
                                                     Cost        Value      Cost       Value        Cost         Value
                                                     ----        -----      ----       -----        ----         -----
Investment securities available for sale:
   U.S. Government and agency obligations         $   26,154   $  26,037  $  29,497  $   29,765   $  40,484   $    41,366
   Mortgage-backed securities                         67,290      67,359     52,386      52,745      30,155        31,319
   Corporate debt securities                          28,384      29,289     30,019      32,035      34,375        35,437
   Other debt securities                               1,434       1,506      1,540       1,611       1,886         1,951
   Marketable equity securities                        8,310      11,490      8,105      11,115       8,162         8,453
   Non-Marketable equity securities                      326         326        326         326         269           269
                                                  ----------   ---------  ---------  ----------   ---------   -----------
Total securities available for sale               $  131,898   $ 136,007  $ 121,873  $  127,597   $ 115,331   $   118,795

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 14

      ASSET QUALITY

The Bank's level of nonperforming assets has increased from $2.4 million at December 31, 2003 to $2.8 million at December 31, 2004. The nonperforming assets as a percentage of total assets also increased.

                         FIGURE 10 - ASSET QUALITY CHART

                                  [BAR CHART]

Dec-00        0.26%     $1,417
Dec-01        0.27%     $1,813
Dec-02        0.27%     $1,825
Dec-03        0.33%     $2,356
Dec-04        0.31%     $2,791

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 15

At December 31, 2004, the Bank's nonperforming loans to total loan ratio was 0.38% and the nonperforming loans to total assets ratio was 0.30%.

                        FIGURE 11 - NON-PERFORMING LOANS

                                                          At December 31,
                                             2004      2003    2002      2001     2000
                                           --------   ------  -------  -------  --------
                                                     (Dollars in Thousands)
Non-accrual loans:
Real estate
   Residential                             $    503   $  305  $   767  $   785  $    460
   Commercial                                   598        -      345      177        62
   Construction                                   -        -        -        -         -
Commercial business loans                       489    1,478      515      797       411
Installment and collateral loans                  6        -       10       54         1
                                           --------   ------  -------  -------  --------
   Total                                      1,596    1,783    1,637    1,813       934

Accruing loans past due 90 days or more:          -       24        -        -         -
                                           --------   ------  -------  -------  --------
Troubled debt restructuring                   1,045      281        -        -         -
                                           --------   ------  -------  -------  --------
   Total nonperforming loans                  2,641    2,088    1,637    1,813       934
Real estate owned                               150        -        -        -       483
Other nonperforming assets                        -      268      188        -         -
                                           --------   ------  -------  -------  --------
   Total nonperforming assets                 2,791    2,356    1,825    1,813     1,417

Total nonperforming loans to total loans       0.38%    0.30%    0.34%    0.39%     0.23%
Total nonperforming loans to total assets      0.30%    0.23%    0.24%    0.27%     0.17%

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 16

The ALLL increased $1.4 million from December 31, 2003 to December 31, 2004. The Bank's ALLL to loans ratio decreased from 0.93% at December 31, 2003 to 0.91% at December 31, 2004.

         FIGURE 12 - ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES CHART

                                  [BAR CHART]

Dec-00  $ 3,609
Dec-01  $ 4,949
Dec-02  $ 5,168
Dec-03  $ 4,971
Dec-04  $ 6,371

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 17

  FUNDING COMPOSITION

Deposits have increased from $531.9 million at December 31, 2003 to $692.5 million at December 31, 2004. Borrowings also increased $12.9 million from December 31, 2003 to December 31, 2004.

                  FIGURE 13 - DEPOSIT AND BORROWING TREND CHART

                                  [BAR CHART]

Dec-00  $ 407,013  $  88,518
Dec-01  $ 487,502  $ 111,405
Dec-02  $ 514,295  $ 105,283
Dec-03  $ 531,929  $ 105,153
Dec-04  $ 692,498  $ 118,015

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 18

The following chart illustrates the Bank's deposit mix as of December 31, 2004.

                             FIGURE 14 - DEPOSIT MIX

                                  [PIE CHART]

Certificates of deposit   41%
Club                       0%
Money market              12%
Regular Savings           23%
NOW Accounts              13%
Demand deposits           11%

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 19

ASSET/LIABILITY MANAGEMENT

The following chart depicts the Bank's net portfolio value and changes based upon various interest rate scenarios.

                        FIGURE 15 - NET PORTFOLIO VALUE

                   NET PORTFOLIO VALUE ("NPV")
                   --------------------------
                            ESTIMATED INCREASE
  CHANGE IN                  (DECREASE) IN NPV
INTEREST RATES  ESTIMATED  ---------------------
(BASIS POINTS)     NPV        AMOUNT     PERCENT
--------------  ---------  ------------  -------
                     (DOLLARS IN THOUSANDS)
    +300        $  88,349  $   (14,373)  (13.99)%
    +200          101,535       (1,187)   (1.16)
    +100          103,906        1,184     1.15
    -100           92,851       (9,871)   (9.61)

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 20

   NET WORTH AND CAPITAL

At December 31, 2004, the Bank had capital in excess of the minimum requirements for all capital ratios.

                          FIGURE 16 - CAPITAL ANALYSIS

                                          HISTORICAL AT DECEMBER 31, 2004
                                          -------------------------------
                                             AMOUNT       PERCENTAGE OF
REGULATORY CAPITAL POSITION                 ($000'S)         ASSETS
--------------------------------------      --------      -------------
GAAP CAPITAL                                 $68,526          7.70%

TIER 1 (CORE) CAPITAL
Capital Level                                $62,942          7.28%
Requirement                                   34,575          4.00%
Excess                                       $28,367          3.28%

TOTAL CAPITAL (TO RISK-WEIGHTED ASSETS):
Capital Level                                $69,509         11.82%
Requirement                                   47,047          8.00%
Excess                                       $22,462          3.82%

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 21

   INCOME AND EXPENSE TRENDS

The Bank's net income fluctuated between the year ended December 31, 2000 and the year ended December 31, 2002. Net income increased $72 thousand, or 1.20%, between the year ended December 31, 2002 and the year ended December 31, 2003.

Net income for the year ended December 31, 2004 was $2.6 million below the net income for the year ended December 31, 2003. The decrease is primarily attributable to higher noninterest expense and provision for loan losses, compounded by lower net interest income.

                          FIGURE 17 - NET INCOME CHART

                                  [BAR CHART]

Dec-00            $ 5,141
Dec-01            $ 2,813
Dec-02            $ 6,019
Dec-03            $ 6,091
Dec-04            $ 3,449

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 22

The net interest spread and margin decreased between the years ended December 31, 2003 and the year ended December 31, 2004. The decrease is attributable to a lower yield on earning assets, which was partially offset by a lower cost of interest bearing liabilities.

                      FIGURE 18 - AVERAGE YIELDS AND COSTS

                                                            YEAR ENDED DECEMBER 31,
                           ------------------------------------------------------------------------------------------
                                        2004                         2003                          2002
                           ----------------------------  -----------------------------  -----------------------------
                           AVERAGE   INTEREST &  YIELD/  AVERAGE   INTEREST &  YIELD/   AVERAGE   INTEREST &  YIELD/
                           BALANCE   DIVIDENDS    COST    BALANCE   DIVIDENDS   COST    BALANCE   DIVIDENDS    COST
                           --------  ----------  ------  --------  ----------  -------  --------  ----------  -------
INTEREST-EARNING ASSETS:
 Loans receivable          $600,150   $ 33,146    5.52%  $503,567  $32,197       6.39%  $485,903   $ 34,065     7.01%
 Investment securities      129,769      5,463    4.07%   142,719    6,078       4.13%   127,792      7,212   289.00%
 Other earning assets        26,822        392    1.46%    28,832      218       1.39%    25,414        509     2.00%
                           --------   --------    ----   --------  -------      -----   --------   --------   ------
  Total interest-earning
   assets                   756,741   $ 39,001    5.13%   675,118  $38,493       5.70%   639,109   $ 41,786     6.50%
 Noninterest-earning
  assets                     38,394                        30,341                         33,663
                           --------                      --------                       --------
  Total assets             $795,135                      $705,459                       $672,772
                           ========                      ========                       ========
INTEREST-BEARING
 LIABILITIES
 NOW and money market
  accounts                  145,578   $  1,278    0.88%  $127,417  $ 1,194       0.94%  $108,827   $  1,996     1.83%
 Savings accounts           154,138        937    0.61%   143,508    1,178       0.82%   119,590      1,438     1.20%
 Certificates of deposits   251,802      6,223    2.47%   207,968    5,692       2.74%   226,272      8,366     3.70%
                           --------   --------    ----   --------  -------       ----   --------   --------   ------
  Total interest-bearing
   deposits                 551,518      8,438    1.53%   478,893    8,064       1.68%   454,689     11,800     2.60%
  Escrow                      2,072         33    1.59%     2,061       33       1.60%     1,901         29     1.53%
 FHLB advances              106,134      4,599    4.33%   105,703    4,902       4.64%   113,730      5,960     5.24%
                           --------   --------    ----   --------  -------       ----   --------   --------   ------
 Total interest-bearing
  liabilities               659,724     13,070    1.98%   586,657   12,999       2.22%   570,320     17,789     3.12%
 Noninterest-bearing
  liabilities                68,372                        55,808                         47,081
                           --------                      --------                       --------
  Total liabilities         728,096                       642,465                        617,401
 Capital                     67,039                        62,994                         55,371
                           --------                      --------                       --------
  Total liabilities and
   equity                  $795,135                      $705,459                       $672,772
                           ========                      ========                       ========

  Net interest income                 $ 25,931                     $25,494                         $ 23,997
                                      ========                     =======                         ========

 Interest rate spread                             3.15%                          3.48%                          3.38%
 Net interest-earning
  assets                   $ 97,017                      $ 88,461                       $ 68,789
                           ========                      ========                       ========
 Net interest margin                              3.41%                          3.78%                          3.72%

 Average interest-earning
  assets to
 interest-bearing
  liabilities                           114.71%                     115.08%                          112.06%

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 23

On an annual basis for the years between December 31, 2001 and December 31, 2003, spread and margin trended upward. However, spread and margin declined from the year ended December 31, 2003 to the year ended December 31, 2004. The decline in spread and margin is attributable to yield on earnings assets declining more than cost of funds declined.

                      FIGURE 19 - SPREAD AND MARGIN CHART

                                  [LINE GRAPH]

Dec-00        3.01%       3.53%
Dec-01        2.96%       3.44%
Dec-02        3.38%       3.72%
Dec-03        3.48%       3.78%
Dec-04        3.15%       3.40%

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 24

The Bank posted net income of $3.4 million for the year ended December 31, 2004, compared with $6.1 million for the year ended December 31, 2003. The decrease is primarily attributable to higher noninterest expense and provision for loan losses, compounded by lower net interest income.

                      FIGURE 20 - INCOME STATEMENT TRENDS

                                             FOR THE YEARS ENDED
                                               DECEMBER 31,2004
                               ------------------------------------------------
                                2004      2003      2002      2001      2000
                               -------   -------   -------   -------   --------
SELECTED OPERATING DATA:                       $ in thousands
                               ------------------------------------------------
Interest and dividend income   $38,814   $38,493   $41,566   $40,016   $36,472
Interest expense                13,070    12,999    17,789    20,872    19,249
   Net interest income          25,744    25,494    23,777    19,144    17,223
Provision for loan losses        2,372     2,100     1,300     1,850        60
Net interest income after
 provision for loan losses      23,372    23,394    22,477    17,294    17,163
Non interest income              3,183     3,953     2,781     1,764     2,220
Non interest expense            21,596    18,589    16,320    14,880    11,648
Income before income taxes       4,959     8,758     8,938     4,178     7,735
Provision for income taxes       1,510     2,667     2,919     1,365     2,594
Net income                     $ 3,449   $ 6,091   $ 6,019   $ 2,813   $ 5,141

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 25
================================================================================

Between 2000 and 2002 ROAA and ROAE fluctuated. ROAA and ROAE declined from the year ended December 31, 2003 to the year ended December 31, 2004.

                    [FIGURE 21 - PROFITABILITY TREND CHART]

                           ROAA                       ROAE
                           ----                       ----
Dec-00                     1.01%                      10.91%
Dec-01                     6.48%                       5.27%
Dec-02                     0.89%                      10.87%
Dec-03                     0.86%                       9.67%
Dec-04                     0.43%                       5.14%



Source:  Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 26
================================================================================

        LEGAL PROCEEDINGS

The Bank is not involved in any pending legal proceedings as a defendant other than routine legal proceedings occurring in the ordinary course of business. At December 31, 2004, the Bank was not involved in any legal proceedings, the outcome of which would be material to the Bank's financial condition or results of operations.

        SUBSIDIARIES

The Bank currently has the following subsidiaries all of which are incorporated in Connecticut: SBR Mortgage Company, SBR Investment Corp., Inc., and Rockville Financial Services, Inc.

      SBR MORTGAGE COMPANY. Established in December 1998, SBR Mortgage Company operates as the Bank's "passive investment company" ("PIC"). A 1998 Connecticut statute allows for the creation of PICs. A properly created and maintained PIC allows the Bank to contribute its real estate loans to the PIC where they are serviced. The PIC does not recognize income generated by the PIC for the purpose of Connecticut business corporations tax, nor does the Bank recognize income for these purposes on the dividends it receives from the PIC. Since its establishment, the PIC has allowed the Bank, like many other banks with Connecticut operations, to experience substantial savings on the Connecticut business corporations tax that otherwise would have applied.

      SBR INVESTMENT CORP., INC. Established in January 1995, SBR Investment Corp., Inc. was established to maintain an ownership interest in a third-party registered broker-dealer, Infinex Investments, Inc. Infinex provides broker/dealer services for a number of banks, and to the Bank's customers through Rockville Financial Services, Inc.

      ROCKVILLE FINANCIAL SERVICES, INC. Established in May 2002, Rockville Bank currently offers brokerage and investment advisory services through a contract with a non-affiliated registered broker-dealer. In addition, Rockville Financial Services, Inc. offers to customers of Rockville Bank insurance and non-deposit investments, including, but not limited to, mutual funds and annuities. This service is offered through Infinex, which operates an office at Rockville Bank and offers customers a range of non-deposit investment products including mutual funds, debt, equity and government securities, retirement accounts, insurance products and fixed and variable annuities. Rockville Bank receives a portion of the commissions generated by Infinex from sales to customers. For the year ended December 31, 2004, Rockville Bank received fees of $427,000 through its relationship with Infinex.

      ROCKVILLE BANK FOUNDATION, INC. Rockville Bank Foundation, Inc., which is a private charitable foundation, was established in May 1998. This foundation, which is not a subsidiary of Rockville Bank, provides grants to individuals and not-for-profit organizations within the

Conversion Valuation Appraisal Report                                   Page: 27
================================================================================

communities that Rockville Bank serves. Through December 31, 2004, Rockville Bank contributed $1.7 million in cash and marketable equity securities with a cost basis and fair market value of $303,000 and $1.7 million, respectively, at the date of contribution and transfer to the foundation. At December 31, 2004, the foundation had assets of approximately $1.6 million. The foundation's Board of Directors consists of two officers of Rockville Bank and the Chairman of the Board, the Vice Chairman of the Board, and one corporator of Charter Oak Community Bank Corp. These individuals also serve as the Board of Directors of Rockville Bank Community Foundation, Inc., which is being established in connection with the offering. After the offering, Rockville Bank will continue to maintain the current foundation, but does not expect to make any further contributions to it. The existence of Rockville Bank's current foundation is not expected to have an impact on the business and affairs of Rockville Bank Community Foundation, Inc.

Conversion Valuation Appraisal Report                                   Page: 28
================================================================================

2. MARKET AREA ANALYSIS

The following tables provide deposit and demographic data for the Counties of Hartford and Tolland and the State of Connecticut.

          FIGURE 22 - DEPOSIT AND DEMOGRAPHIC DATA FOR HARTFORD COUNTY

MARKET: HARTFORD, CT                                Deposit Data as of 6/30/2004

DEPOSITS SUMMARY
(Deposit data in $000)
                                       6/2000          6/2001        6/2002        6/2003        6/2004      CAGR(%)
Bank Deposits                       9,807,684       9,923,125    10,320,185    13,143,988     18,752,195      17.59
Thrift Deposits                     7,496,451       7,493,928     7,719,733     5,576,096      1,870,239     -29.33
Savings Bank Deposits                 694,218         647,132       713,510     2,044,554        818,694       4.21
Credit Union Deposits               2,042,157       2,261,741     2,573,948     2,811,016      2,837,861       8.57
Total Deposits                     17,998,353      18,064,185    18,753,428    20,764,638     21,441,128       4.47
Weighted Deposits                  17,998,353      18,064,185    18,753,428    20,764,638     21,441,128       4.47

Weighted deposits are calculated based on the branch types selected in your filter and deposit weightings set under preferences.

DEMOGRAPHIC DATA
Source: Claritas                      BASE          CURRENT      PROJECTED     % CHANGE       % CHANGE
                                      2000            2004         2009        2000-2004      2004-2009
Total Population:                   857,183         874,990      897,425            2.08         2.56
  0-14 Age Group (%):                    21              21           20            1.81        -1.23
  15-34 Age Group (%):                   25              24           24            0.00         1.45
  35-54 Age Group (%):                   31              30           30            0.82         0.80
  55+ Age Group (%):                     24              25           26            6.12         9.00

Total Households:                   335,098         343,803      354,900            2.60         3.23
  $0-24K Households (%):                 23              22           19           -5.04        -7.89
  $25-50K Households (%):                26              24           22           -3.63        -4.29
  $50K+ Households (%):                  51              54           58            9.23        11.05

Average Household Income:            65,504          73,064       82,150           11.54        12.44
Median Household Income:             50,981          55,410       61,584            8.69        11.14
Per Capita Income:                   26,047          29,071       32,858           11.61        13.03

Source: SNL Securities

Conversion Valuation Appraisal Report                                   Page: 29
================================================================================

           FIGURE 23 - DEPOSIT AND DEMOGRAPHIC DATA FOR TOLLAND COUNTY

MARKET: TOLLAND, CT                                 Deposit Data as of 6/30/2004

DEPOSITS SUMMARY
(Deposit data in $000)
                            6/2000          6/2001        6/2002         6/2003         6/2004        CAGR(%)
Bank Deposits                858,587        995,479      1,045,395      1,152,194      1,595,109      16.75
Thrift Deposits              419,717        428,931        445,320         74,053         14,136     -57.16
Savings Bank Deposits        219,637        182,450        196,465        555,843        209,447      -1.18
Credit Union Deposits         15,931         16,796         18,384         19,787         20,589       6.62
Total Deposits             1,497,941      1,606,860      1,687,180      1,782,090      1,818,692       4.97
Weighted Deposits          1,497,941      1,606,860      1,687,180      1,782,090      1,818,692       4.97

Weighted deposits are calculated based on the branch types selected in your filter and deposit weightings set under preferences.

DEMOGRAPHIC DATA
Source: Claritas                BASE        CURRENT     PROJECTED       % CHANGE     % CHANGE
                                2000         2004         2009          2000-2004    2004-2009
Total Population:              136,364      144,293      154,234          5.81         6.89
  0-14 Age Group (%):               19           19           18          3.55         3.39
  15-34 Age Group (%):              30           29           28          3.62         4.95
  35-54 Age Group (%):              32           32           31          4.06         5.45
  55+ Age Group (%):                19           20           22         14.57        15.10

Total Households:               49,431       53,044       57,675          7.31         8.73
  $0-24K Households (%):            17           16           14         -1.45        -3.99
  $25-50K Households (%):           24           22           20         -2.12        -2.55
  $50K+ Households (%):             59           62           67         13.64        15.87

Average Household Income:       68,911       76,603       86,267         11.16        12.62
Median Household Income:        59,694       64,703       71,435          8.39        10.40
Per Capita Income:              25,474       28,626       32,700         12.37        14.23

Source: SNL Securities

            FIGURE 24 - DEPOSIT AND DEMOGRAPHIC DATA FOR CONNECTICUT

MARKET: CT                                          Deposit Data as of 6/30/2004

DEPOSITS SUMMARY
(Deposit data in $000)
                             6/2000          6/2001         6/2002           6/2003          6/2004        CAGR(%)
Bank Deposits              36,447,418      38,466,978      40,744,202      47,024,017      62,009,041      14.21
Thrift Deposits            12,035,385      11,983,367      13,233,837      10,360,574       2,401,592     -33.16
Savings Bank Deposits       9,856,085       9,936,421      10,161,865      12,601,361       9,430,755      -1.10
Credit Union Deposits       4,208,750       4,626,277       5,249,975       5,672,236       5,741,325       8.07
Total Deposits             58,338,888      60,386,766      64,139,904      69,985,952      73,841,388       6.07
Weighted Deposits          58,338,888      60,386,766      64,139,904      69,985,952      73,841,388       6.07

Weighted deposits are calculated based on the branch types selected in your filter and deposit weightings set under preferences.

DEMOGRAPHIC DATA
Source: Claritas                   BASE        CURRENT       PROJECTED     % CHANGE    % CHANGE
                                   2000         2004           2009        2000-2004   2004-2009
Total Population:              3,405,565      3,501,403      3,621,911       2.81         3.44
  0-14 Age Group (%):                 21             21             20       2.73        -0.30
  15-34 Age Group (%):                25             24             24       0.18         2.21
  35-54 Age Group (%):                31             31             30       1.61         1.74
  55+ Age Group (%):                  23             24             25       7.43        10.15

Total Households:              1,301,670      1,344,577      1,399,129       3.30         4.06
  $0-24K Households (%):              22             20             18      -4.90        -7.55
  $25-50K Households (%):             25             23             21      -3.78        -3.99
  $50K+ Households (%):               54             57             61       9.74        11.33

Average Household Income:         74,196         81,672         91,516      10.08        12.05
Median Household Income:          54,652         59,488         65,897       8.85        10.77
Per Capita Income:                28,766         31,714         35,701      10.25        12.57

Source:  SNL Securities

Conversion Valuation Appraisal Report                                   Page: 30
================================================================================

3. COMPARISONS WITH PUBLICLY TRADED THRIFTS

        INTRODUCTION

This section presents an analysis of the Bank's operations against a selected group ("Comparable Group") of publicly traded Mutual Holding Companies ("MHCs"). The Comparable Group was selected based upon similarity of characteristics to the Bank. The Comparable Group multiples provide the basis for the valuation of the Bank.

Factors that influence the Bank's value such as balance sheet structure and size, profitability, income and expense trends, capital levels, credit risk, and recent operating results can be measured against the Comparable Group. The Comparable Group's current market pricing, coupled with the appropriate adjustments for differences between the Bank and the Comparable Group, will then be utilized as the basis for the pro forma valuation of the Bank's to-be-issued common stock.

        SELECTION CRITERIA

The goal of the selection criteria process is to find those institutions with characteristics that most closely match those of the Bank. In an ideal world, all of the Comparable Group would contain the exact characteristics of the Bank. However, none of the Comparables selected will be exact clones of the Bank.

Based upon our experience, FinPro has determined that MHCs trade at materially different levels relative to fully converted thrifts due to the unique ownership structure. The primary differences between MHCs and fully converted institutions are that MHCs contain a minority interest and have the potential for a second step. In addition, MHCs have the potential for a remutualization transaction. Due to these differences, MHC trading multiples are substantially different than fully converted trading multiples. FinPro concluded that the appropriate Comparable Group should be comprised of liquidly traded MHCs.

Conversion Valuation Appraisal Report                                   Page: 31

As of the date of this appraisal, there are a total of 25 MHCs traded on the NYSE, NASDAQ or AMEX. FinPro limited the Comparable Group to institutions whose common stock is listed on a major exchange, since these companies trade regularly. FinPro believes that thrifts that trade over-the-counter or as pink sheets are inappropriate for the Comparable Group, due to irregular trading activity and wide bid/ask spreads, which may skew the trading value and make trading multiples less reliable as an indicator of value. These institutions are examined on a secondary basis.

In examining the Bank relative to other publicly traded MHCs, one of the largest differences is the difference in size. FinPro began the screening process by eliminating all MHCs with assets less than $150 million and greater than $5.0 billion. This eliminated five MHCs, Gouvernuer Bancorp ($110 M), Hudson City Bancorp ($20 B), People's Bank ($11 B), Capital Federal Financial ($9 B) and Northwest Bancorp ($6 B). FinPro eliminated Charter Financial as its substantial equity portfolio alters its pricing multiples to reflect the market value of its equity holdings. FinPro also eliminated Rome Bancorp as it has announced its second step conversion and its pricing multiples reflect its expected second step exchange ratio.

FinPro ordinarily excludes institutions that have recently converted, as the earnings of newly converted institutions do not reflect a full year's benefit from the reinvestment of proceeds, and thus the price/earnings multiples and return on equity measures for these institutions tend to be skewed upward and downward respectively. However, 11 of the remaining 18 converted since September 30, 2003, which would result in a too few Comparables. Therefore, FinPro included the three companies, Cheviot Financial, Clifton Savings Bancorp and K-Fed, that converted on or prior to March 31, 2004. This results in a total of 10 Comparables, 7 of which are located in the Northeast Region with the Bank.

Conversion Valuation Appraisal Report                                   Page: 32

                          FIGURE 25 - COMPARABLE GROUP

                                                                                         CORPORATE
                                                               -------------------------------------------------------------
                                                                                                      NUMBER
                                                                                                        OF          IPO
TICKER                     SHORT NAME                          EXCHANGE        CITY         STATE     OFFICES       DATE
------                     ----------                          --------        ----         -----     -------       ----
                      COMPARABLE THRIFT DATA
BCSB      BCSB Bankcorp, Inc. (MHC)                             NASDAQ     Baltimore         MD         15       07/08/1998
CHEV      Cheviot Financial Corp. (MHC)                         NASDAQ     Cincinnati        OH          5       01/06/2004
CSBK      Clifton Savings Bancorp, Inc. (MHC)                   NASDAQ     Clifton           NJ         10       03/04/2004
ALLB      Greater Delaware Valley Savings Bank (MHC)            NASDAQ     Broomall          PA          8       03/03/1995
GCBC      Greene County Bancorp Inc. (MHC)                      NASDAQ     Catskill          NY          7       12/30/1998
JXSB      Jacksonville Bancorp, Inc. (MHC)                      NASDAQ     Jacksonville      IL          8       04/21/1995
KFED      K-Fed Bancorp (MHC)                                   NASDAQ     Covina            CA          5       03/31/2004
ONFC      Oneida Financial Corp. (MHC)                          NASDAQ     Oneida            NY         10       12/30/1998
PBHC      Pathfinder Bancorp, Inc. (MHC)                        NASDAQ     Oswego            NY          6       11/16/1995
WFD       Westfield Financial Inc. (MHC)                        AMEX       Westfield         MA         10       12/28/2001
          Average
          Median
          Maximum
          Minimum

          Rockville Financial, Inc.                                        Rockville         CT         16

      BASIS FOR COMPARISON

MHCs have different percentages of minority ownership. In order to adjust for this factor, all of the Comparables' pricing multiples are represented as if the MHC undertook a second step, based upon standardized assumptions. These multiples will be referred to as "fully converted" pricing multiples.

Conversion Valuation Appraisal Report                                   Page: 33

      OVERVIEW OF THE COMPARABLES

The members of the Comparable Group were reviewed against the Bank to ensure comparability based upon the following criteria:

      1.    Asset size

      2.    Profitability

      3.    Capital Level

      4.    Balance Sheet Mix

      5.    Operating Strategy

      6.    Date of conversion

1. ASSET SIZE The Comparable Group should have a similar asset size to the Bank. Due to the size of the Bank and the limited number of MHCs, it is difficult to find Comparables of the same size. The Comparable Group ranged in size from $253.3 million to $831.7 million in total assets with a median of $402.1 million. The Bank's asset size was $889.9 million as of December 31, 2004. On a pro forma basis, the Bank's assets are projected to be $955.0 million.

2. PROFITABILITY The Comparable Group had a median ROAA of 0.61% and a median ROAE of 5.15% for the last twelve months. The Comparable Group profitability measures had a dispersion about the mean for the ROAA measure ranging from a low of 0.12% to a high of 1.10%, while the ROAE measure ranged from a low of 1.98% to a high of 10.17%. The Bank had an ROAA of 0.43% and an ROAE of 5.14% for the year ended December 31, 2004. On a pro forma basis, the Bank's ROAA and ROAE are 0.37% and 2.66%, respectively.

3. CAPITAL LEVEL The Comparable Group had a median equity to assets ratio of 11.74% with a high of 28.18% and a low of 5.70%. At December 31, 2004, the Bank had an equity to assets ratio of 7.70%. On a pro forma basis, at the midpoint, the Bank would have an equity to assets ratio of 13.78%.

4. BALANCE SHEET MIX At December 31, 2004, the Bank had a net loan to asset ratio of 78.24%. The median loan to asset ratio for the Comparables was 52.27%, ranging from a low of 40.38% to a high of 83.16%. On the liability side, the Bank's deposit to asset ratio was 77.82% at December 31, 2004 while the Comparable median was 75.72%, ranging from 65.07% to 89.11%. The Bank's borrowings to assets ratio of 13.26% is above the Comparable median of 8.55%.

5. OPERATING STRATEGY An institution's operating characteristics are important because they determine future performance. Operational strategy also affects expected rates of return and

Conversion Valuation Appraisal Report                                   Page: 34

investor's general perception of the quality, risk and attractiveness of a given company. Specific operating characteristics include profitability, balance sheet growth, asset quality, capitalization and non-financial factors such as management strategies and lines of business.

6. DATE OF CONVERSION Recent conversions, those completed on or after March 31, 2004, were excluded since the earnings of a newly converted institution do not reflect the reinvestment of conversion proceeds. Additionally, new issues tend to trade at a discount to the market averages.

Conversion Valuation Appraisal Report                                   Page: 35

The following table represents key financial indicators for the Bank and the Comparable Group.

                      FIGURE 26 - KEY FINANCIAL INDICATORS

                                                           The Bank at or
                                                           for the Twelve      Comparable Group
                                                            Months Ended         Median Last
                                                             12/31/04           Twelve Months
                                                           --------------      ----------------
BALANCE SHEET DATA
Gross Loans to Deposits                                        101.46                68.45
Total Net Loans to Assets                                       78.24                52.27
Securities to Assets                                            15.28                36.36
Deposits to Assets                                              77.82                75.72
Borrowed Funds to Assets                                        13.26                 8.55

BALANCE SHEET GROWTH

Asset Growth Rate                                               24.98                 0.79
Loan Growth Rate                                                31.75                 6.31
Deposit Growth Rate                                             30.19                (0.95)

CAPITAL

Equity to Assets                                                 7.70                11.74
Tangible Equity to Tangible Assets                               7.59                10.32
Intangible Assets to Equity                                      1.56                 2.50
Regulatory Core Capital to Assets                                7.28                 9.40
Equity + Reserves to Assets                                      8.42                12.20

ASSET QUALITY

Non-Performing Loans to Loans                                    0.38                 0.58
Reserves to Non-Performing Loans                               241.23               214.83
Non-Performing Assets to Assets                                  0.31                 0.27
Non-Performing Assets to Equity                                  4.07                 2.05
Reserves to Loans                                                0.91                 0.88
Reserves to Non-Performing Assets + 90 Days Del.               241.23               157.10

PROFITABILITY

Return on Average Assets                                         0.43                 0.61
Return on Average Equity                                         5.14                 5.15

INCOME STATEMENT

Yield on Average Earning Assets                                  5.13                 4.80
Cost of Average Interest Bearing Liabilities                     1.98                 2.13
Net Interest Spread                                              3.15                 3.00
Net Interest Margin                                              3.40                 3.25
Noninterest Income to Average Assets                             0.40                 0.43
Noninterest Expense to Average Assets                            2.72                 2.47
Efficiency Ratio                                                74.65                71.38
Overhead Ratio                                                  71.52                60.39

Source: The Bank's Offering Circular, FinPro calculations and SNL Securities

Note: All of the Bank data is at or for the year ended December 31, 2004.

Note: All of the Comparable data is at or for the last twelve months.

Conversion Valuation Appraisal Report                                   Page: 36

4. MARKET VALUE DETERMINATION

      MARKET VALUE ADJUSTMENTS

The estimated pro forma market value of the Bank, along with certain adjustments to its value relative to market values for the Comparable Group are delineated in this section. The adjustments are made from potential investors' viewpoint and are adjustments necessary when comparing the Bank to the Comparable Group. Potential investors include depositors holding subscription rights and unrelated parties who may purchase stock in the community offering and who are assumed to be aware of all relevant and necessary facts as they pertain to the value of the Bank relative to other publicly traded thrift institutions and relative to alternative investment opportunities.

There are numerous criteria on which the market value adjustments are based. The major criteria utilized for purposes of this report include:

Adjustments Relative to the Comparable Group:

      -     Financial Condition

      -     Balance Sheet Growth

      -     Earnings Quality, Predictability and Growth

      -     Market Area

      -     Cash Dividends

      -     Liquidity of the Issue

      -     Recent Regulatory Matters

Adjustments for Other Factors:

      -     Management

      -     Subscription Interest

To ascertain the market value of the Bank, the median trading multiple values for the Comparable Group are utilized as the starting point. Adjustments, up or down, to the Comparable Group median multiple values are made based on the comparison of the Bank to the Comparable Group.

Conversion Valuation Appraisal Report                                   Page: 37

      FINANCIAL CONDITION

The balance sheet strength of an institution is an important market value determinant, as the investment community considers such factors as cash liquidity, capitalization, asset composition, funding mix, intangible levels and interest rate risk in assessing the attractiveness of investing in the common stock of a thrift. The following figures summarize the key financial elements of the Bank measured against the Comparable Group.

                       FIGURE 27 - KEY BALANCE SHEET DATA

                                                                  KEY FINANCIAL DATA FOR THE MOST RECENT PERIOD END
                                                     ------------------------------------------------------------------------
                                                      TOTAL        LOANS/     LOANS/     SECURITIES    DEPOSITS/   BORROWINGS/
                                                      ASSETS      DEPOSITS    ASSETS       ASSETS        ASSETS      ASSETS
TICKER                  SHORT NAME                    ($000)        (%)         (%)          (%)          (%)          (%)
------    ---------------------------------------    -------      --------    ------     ----------    ---------  -----------
                  COMPARABLE THRIFT DATA
BCSB      BCSB Bankcorp, Inc. (MHC)                   773,618       66.95     50.25        43.75         75.05      18.63
CHEV      Cheviot Financial Corp. (MHC)               276,596      113.68     73.97        20.90         65.07       5.86
CSBK      Clifton Savings Bancorp, Inc. (MHC)         831,736       60.86     40.38        55.09         66.35       8.55
ALLB      Greater Delaware Valley Savings Bank (M     381,788       72.63     54.52        33.33         75.07      14.75
GCBC      Greene County Bancorp Inc. (MHC)            287,393       63.08     54.29        36.23         86.06       2.61
JXSB      Jacksonville Bancorp, Inc. (MHC)            253,330       55.73     49.66        40.20         89.11       1.36
KFED      K-Fed Bancorp (MHC)                         609,166      108.89     83.16         9.64         76.37       8.15
ONFC      Oneida Financial Corp. (MHC)                422,364       69.94     49.95        36.49         71.42      15.25
PBHC      Pathfinder Bancorp, Inc. (MHC)              303,029       79.33     61.97        25.33         78.12      13.37
WFD       Westfield Financial Inc. (MHC)              796,903       61.02     46.91        42.55         76.88         NA
          Average                                     493,592       75.21     56.51        34.35         75.95       9.84
          Median                                      402,076       68.45     52.27        36.36         75.72       8.55
          Maximum                                     831,736      113.68     83.16        55.09         89.11      18.63
          Minimum                                     253,330       55.73     40.38         9.64         65.07       1.36

          Rockville Financial, Inc.                   889,913      101.46     78.24        15.28         77.82      13.26

          VARIANCE TO THE COMPARABLE MEDIAN           487,837       33.02     25.97       (21.08)         2.10       4.71

Sources: SNL and Offering Circular Data, FinPro Computations

      Asset Size - The Bank, at $889.9 million, is significantly larger than the Comparable Group median of $402.1 million. The adjustment for the difference in size will be addressed in the trading liquidity section.

      Asset Composition - The Bank's net loan to asset ratio of 78.24% is above the Comparable Group median of 52.27%.

      Funding Mix - The Bank is primarily funded through deposits, 77.82% of assets and borrowings, 13.26% of assets. The Comparable Group has a deposits to assets ratio of 75.72% and a borrowings to asset ratio of 8.55%.

      Cash Liquidity - The cash liquidity of the Bank and the Comparable Group appear to be sufficient to meet funding requirements and regulatory guidelines.

Conversion Valuation Appraisal Report                                   Page: 38

      Interest Rate Risk - The Bank's interest rate risk position is illustrated on page 19. The Bank's profile appears to be within acceptable regulatory parameters. No similar data is available for the Comparable Group.

                            FIGURE 28 - CAPITAL DATA

                                                                       CAPITAL FOR THE MOST RECENT PERIOD END
                                                     -------------------------------------------------------------------------
                                                                   TANGIBLE        INTANGIBLE     CORE CAPITAL/      EQUITY +
                                                      EQUITY/       EQUITY/         ASSETS/          TANGIBLE        RESERVES/
                                                       ASSETS     TANG ASSETS        EQUITY           ASSETS           ASSETS
TICKER                SHORT NAME                        (%)           (%)             (%)              (%)              (%)
------    ---------------------------------------    ---------    -----------      ----------     -------------      ---------
                COMPARABLE THRIFT DATA
BCSB      BCSB Bankcorp, Inc. (MHC)                     5.70          5.38             6.02             6.94            6.04
CHEV      Cheviot Financial Corp. (MHC)                28.18         28.18                -               NA           28.46
CSBK      Clifton Savings Bancorp, Inc. (MHC)          24.40         24.40                -            17.64           24.52
ALLB      Greater Delaware Valley Savings Bank (MHC)    9.39          9.39                -             9.40           10.05
GCBC      Greene County Bancorp Inc. (MHC)             11.02         11.02                -               NA           11.47
JXSB      Jacksonville Bancorp, Inc. (MHC)              8.16          7.06            14.53             7.06            8.91
KFED      K-Fed Bancorp (MHC)                          15.06         14.41             5.00            10.26           15.43
ONFC      Oneida Financial Corp. (MHC)                 12.46          9.62            25.21             8.35           12.93
PBHC      Pathfinder Bancorp, Inc. (MHC)                7.24          5.84            20.60               NA            7.87
WFD       Westfield Financial Inc. (MHC)               14.81         14.81                -            14.70           15.47
          Average                                      13.64         13.01             7.14            10.62           14.12
          Median                                       11.74         10.32             2.50             9.40           12.20
          Maximum                                      28.18         28.18            25.21            17.64           28.46
          Minimum                                       5.70          5.38               -              6.94            6.04

          Rockville Financial, Inc.                     7.70          7.59             1.56             7.28            8.42

          VARIANCE TO THE COMPARABLE MEDIAN            (4.04)        (2.73)           (0.94)           (2.12)          (3.78)

Sources: SNL and Offering Circular Data, FinPro Computations

      Capitalization - The Comparable Group's median equity to assets ratio of 11.74% is above the Bank's ratio of 7.70%. The Bank's pro forma equity to assets ratio is projected to be 13.78% at the midpoint of the valuation range.

      Intangible Levels - An important factor influencing market values is the level of intangibles that an institution carries on its books. Five of the Comparables have a material level of intangible assets. The Bank has some goodwill.

Conversion Valuation Appraisal Report                                   Page: 39

The asset quality of an institution is an important determinant of market value. The investment community considers levels of nonperforming loans, Real Estate Owned ("REO") and levels of Allowance for Loan and Lease Losses ("ALLL") in assessing the attractiveness of investing in the common stock of an institution.

                         FIGURE 29 - ASSET QUALITY TABLE

                                                                         ASSET QUALITY FOR THE MOST RECENT PERIOD END
                                                          -------------------------------------------------------------------------
                                                           NPLS/     RESERVES/       NPAS/        NPAS/     RESERVES/     RESERVES/
                                                           LOANS       NPLS         ASSETS       EQUITY       LOANS       NPAS + 90
TICKER                  SHORT NAME                          (%)         (%)           (%)          (%)         (%)           (%)
------    ---------------------------------------         ------     ---------      ------       ------     ---------     ---------
                  COMPARABLE THRIFT DATA
BCSB      BCSB Bankcorp, Inc. (MHC)                        0.22        296.67         0.12         2.05         0.67       285.86
CHEV      Cheviot Financial Corp. (MHC)                      NA            NA           NA           NA         0.38           NA
CSBK      Clifton Savings Bancorp, Inc. (MHC)                 -            NM            -            -         0.32           NM
ALLB      Greater Delaware Valley Savings Bank (MHC)       0.64        188.89         1.36        14.45         1.21        42.74
GCBC      Greene County Bancorp Inc. (MHC)                   NA            NA           NA           NA         0.82           NA
JXSB      Jacksonville Bancorp, Inc. (MHC)                 1.34        111.78         0.90        10.99         1.50        73.43
KFED      K-Fed Bancorp (MHC)                                NA            NA           NA           NA         0.45           NA
ONFC      Oneida Financial Corp. (MHC)                     0.28        332.94         0.14         1.13         0.93       332.94
PBHC      Pathfinder Bancorp, Inc. (MHC)                   1.56         63.94         1.06        14.57         1.00        59.01
WFD       Westfield Financial Inc. (MHC)                   0.58        240.76         0.27         1.84         1.40       240.76
          Average                                          0.66        205.83         0.55         6.43         0.87       172.46
          Median                                           0.58        214.83         0.27         2.05         0.88       157.10
          Maximum                                          1.56        332.94         1.36        14.57         1.50       332.94
          Minimum                                             -         63.94            -            -         0.32        42.74

          Rockville Financial, Inc.                        0.38        241.23         0.31         4.07         0.91       241.23

          VARIANCE TO THE COMPARABLE MEDIAN               (0.20)        26.41         0.04         2.02         0.04        84.14

Sources:  SNL and Offering Circular Data, FinPro Computations

The Bank's level of non-performing loans ("NPL") to total loans, at 0.38% is below the Comparable Group median at 0.58%. The Bank had a nonperforming assets to assets ratio of 0.31%, which is above with the Comparable median of 0.27%. The Bank's reserve level, 0.91% of total loans, is modestly above the Comparable median of 0.88% of loans. The Bank's level of reserves to NPLs is above that of the Comparable Group, due to the Bank's lower level of NPLs.

Conversion Valuation Appraisal Report                                   Page: 40

Positive                                                   Neutral                                   Negative
--------                                                   -------                                   --------
Higher Assets                                              ALLL to Loans                             Higher Borrowings

Higher Loans to Assets

Lower NPLs                                                                                           Higher NPAs

Higher Pro Forma Capital

The Bank's asset mix is stronger than the Comparables as represented by a higher loans to assets ratio. The income impact of the asset mix will be addressed in the profitability section. The Bank's capital levels are below the Comparable Group, but will be higher after the offering. The Bank has a lower level of NPLs, but a higher level of NPAs relative to the Comparable Group. The Bank has a greater reliance on wholesale funding. Taken collectively, moderate upward adjustment is warranted for financial condition.

Conversion Valuation Appraisal Report                                   Page: 41

      BALANCE SHEET GROWTH

The Bank has been able to grow assets, loans and deposits at a faster rate than the Comparable Group. The recent NewAlliance Bank acquisitions and resulting customer turnover have lead to recent growth opportunities in the Bank's market area.

                      FIGURE 30 - BALANCE SHEET GROWTH DATA

                                                                     GROWTH
                                                     -----------------------------------------
                                                     ASSET GROWTH  LOAN GROWTH  DEPOSIT GROWTH
                                                         LTM          LTM            LTM
TICKER                   SHORT NAME                      (%)          (%)            (%)
------   ------------------------------------------  ------------  -----------  --------------
                   COMPARABLE THRIFT DATA
BCSB     BCSB Bankcorp, Inc. (MHC)                       15.78         5.70           5.20
CHEV     Cheviot Financial Corp. (MHC)                  (12.86)        9.30         (32.82)
CSBK     Clifton Savings Bancorp, Inc. (MHC)             30.81        42.63          (0.62)
ALLB     Greater Delaware Valley Savings Bank (MHC)       1.36         2.42           3.40
GCBC     Greene County Bancorp Inc. (MHC)                 5.73        10.01           8.67
JXSB     Jacksonville Bancorp, Inc. (MHC)                (3.24)       (2.69)         (4.01)
KFED     K-Fed Bancorp (MHC)                            (30.32)       33.05         (40.76)
ONFC     Oneida Financial Corp. (MHC)                    (1.36)        5.09          (1.27)
PBHC     Pathfinder Bancorp, Inc. (MHC)                   5.41        (3.31)         11.62
WFD      Westfield Financial Inc. (MHC)                   0.21         6.92          (3.13)
         Average                                          1.15        10.91          (5.37)
         Median                                           0.79         6.31          (0.95)
         Maximum                                         30.81        42.63          11.62
         Minimum                                        (30.32)       (3.31)        (40.76)

         Rockville Financial, Inc.                       24.98        31.75          30.19

         VARIANCE TO THE COMPARABLE MEDIAN               24.20        25.44          31.13

Sources: SNL and Offering Circular Data, FinPro Computations

Positive                       Neutral              Negative

Higher Loan Growth

Higher Asset Growth

Higher Deposit Growth

Therefore, an upward adjustment is warranted.

Conversion Valuation Appraisal Report                                   Page: 42

      EARNINGS QUALITY,
      PREDICTABILITY AND GROWTH

The earnings quality, predictability and growth are critical components in the establishment of market values for thrifts. Thrift earnings are primarily a function of:

      - net interest income

      - loan loss provision

      - non-interest income

      - non-interest expense

The quality and predictability of earnings is dependent on both internal and external factors. Some internal factors include the mix of the balance sheet, the interest rate sensitivity of the balance sheet, the asset quality, and the infrastructure in place to deliver the assets and liabilities to the public. External factors include the competitive market for both assets and liabilities, the global interest rate scenario, local economic factors and regulatory issues.

Investors are focusing on earnings sustainability as interest rate volatility has caused a wide variation in income levels. With the intense competition for both assets and deposits, banks cannot easily replace lost spread and margin with balance sheet growth.

Each of these factors can influence the earnings of an institution, and each of these factors is volatile. Investors prefer stability and consistency. As such, solid, consistent earnings are preferred to high but risky earnings. Investors also prefer earnings to be diversified and not entirely dependent on interest income.

Conversion Valuation Appraisal Report                                   Page: 43

The Bank's net income fluctuated between the year ended December 31, 2000 and the year ended December 31, 2002. Net income increased $72 thousand, or 1.20%, between the year ended December 31, 2002 and the year ended December 31, 2003.

Net income for the year ended December 31, 2004 was $2.6 million below the net income for the year ended December 31, 2003. The decrease is primarily attributable to higher noninterest expense and provision for loan losses, compounded by lower net interest income.

                          FIGURE 31 - NET INCOME CHART

                                  [BAR CHART]

Dec-00     $ 5,141
Dec-01     $ 2,813
Dec-02     $ 6,019
Dec-03     $ 6,091
Dec-04     $ 3,449

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 44

The Bank's ROAA is below the Comparable Group median. The Bank's ROAE is in-line with the Comparable median. The Bank's higher capitalization following the offering is expected to reduce return on equity for the near term. On a pro forma basis, the Bank's ROAA and ROAE are 0.37% and 2.66%, respectively.

                         FIGURE 32 - PROFITABILITY DATA

                                                         PROFITABILITY
                                                     ----------------------
                                                     RETURN ON   RETURN ON
                                                     AVG ASSETS  AVG EQUITY
TICKER                  SHORT NAME                      (%)         (%)
------   ------------------------------------------  ----------  ----------
                 COMPARABLE THRIFT DATA
 BCSB    BCSB Bankcorp, Inc. (MHC)                       0.12       2.03
 CHEV    Cheviot Financial Corp. (MHC)                   0.47       1.98
 CSBK    Clifton Savings Bancorp, Inc. (MHC)             0.59       2.58
 ALLB    Greater Delaware Valley Savings Bank (MHC)      0.63       6.76
 GCBC    Greene County Bancorp Inc. (MHC)                1.10      10.17
 JXSB    Jacksonville Bancorp, Inc. (MHC)                0.33       4.31
 KFED    K-Fed Bancorp (MHC)                             0.64       5.05
 ONFC    Oneida Financial Corp. (MHC)                    0.77       6.49
 PBHC    Pathfinder Bancorp, Inc. (MHC)                  0.52       7.02
 WFD     Westfield Financial Inc. (MHC)                  0.79       5.24
         Average                                         0.60       5.16
         Median                                          0.61       5.15
         Maximum                                         1.10      10.17
         Minimum                                         0.12       1.98

         Rockville Financial, Inc.                       0.43       5.14

         VARIANCE TO THE COMPARABLE MEDIAN              (0.18)     (0.00)

Sources: SNL and Offering Circular Data, FinPro Computations

Conversion Valuation Appraisal Report                                   Page: 45

                        FIGURE 33 - INCOME STATEMENT DATA

                                                                                 INCOME STATEMENT
                                              --------------------------------------------------------------------------------------
                                              YIELD ON              NET       NET    NONINTEREST  NONINTEREST
                                              AVE EARN  COST OF  INTEREST  INTEREST    INCOME/      EXPENSE/   EFFICIENCY   OVERHEAD
                                               ASSETS    FUNDS    SPREAD    MARGIN    AVG ASSETS   AVG ASSETS     RATIO      RATIO
TICKER                SHORT NAME                 (%)      (%)       (%)       (%)        (%)          (%)          (%)        (%)
------   ------------------------------------ --------  -------  --------  --------  -----------  -----------  ----------  ---------
                COMPARABLE THRIFT DATA
BCSB    BCSB Bankcorp, Inc. (MHC)                 4.90     2.55      2.35      2.41       0.23        2.23        89.66      88.61
CHEV    Cheviot Financial Corp. (MHC)             4.69       NA        NA      3.29       0.10        1.95        58.35      57.11
CSBK    Clifton Savings Bancorp, Inc. (MHC)       3.92       NA        NA      2.36       0.05        1.29        55.37      54.40
ALLB    Greater Delaware Valley Savings Bank
         (MHC)                                      NA       NA        NA      3.25       0.36        2.70        76.45      73.73
GCBC    Greene County Bancorp Inc. (MHC)            NA       NA        NA      4.00       0.95        3.13        66.43      58.01
JXSB    Jacksonville Bancorp, Inc. (MHC)          5.04     2.04      3.00      3.18       0.77        2.98        79.40      73.99
KFED    K-Fed Bancorp (MHC)                         NA       NA        NA        NA       0.48        1.72        59.55      51.36
ONFC    Oneida Financial Corp. (MHC)              5.25     2.13      3.12      3.42       2.62        4.28        75.76      54.59
PBHC    Pathfinder Bancorp, Inc. (MHC)              NA       NA        NA      3.37       0.72        3.13        80.76      76.31
WFD     Westfield Financial Inc. (MHC)            4.60       NA        NA      3.13       0.38        2.22        66.99      62.76
        Average                                   4.73     2.24      2.82      3.16       0.67        2.56        70.87      65.09
        Median                                    4.80     2.13      3.00      3.25       0.43        2.47        71.38      60.39
        Maximum                                   5.25     2.55      3.12      4.00       2.62        4.28        89.66      88.61
        Minimum                                   3.92     2.04      2.35      2.36       0.05        1.29        55.37      51.36

        Rockville Financial, Inc.                 5.13     1.98      3.15      3.40       0.40        2.72        74.65      71.52

        VARIANCE TO THE COMPARABLE MEDIAN         0.34    (0.15)     0.15      0.15      (0.03)       0.26         3.28      11.14

Sources: SNL and Offering Circular Data, FinPro Computations

Note: The data for yield, cost of funds and spread are not meaningful due to the lack of Comparable Data.

The Bank has a 15 basis point advantage in net margin. However, the Bank's 3 basis point disadvantage in noninterest income and 26 basis point disadvantage in noninterest expense more than offset the advantage in net margin.

The Bank's efficiency ratio of 74.65% is above the Comparable median of 71.38%.

On a forward looking basis, after the conversion the Bank's operating expenses are expected to rise as a result of the stock benefit plans and additional costs of being a public company. At the same time, the Bank will have additional capital to deploy and leverage.

Conversion Valuation Appraisal Report                                   Page: 46

Positive        Neutral   Negative

Higher Margin   ROAE      Lower ROAA

                          Lower Pro Forma ROAE

                          Lower Noninterest Income

                          Higher Noninterest Expense

                          Higher Efficiency Ratio

The Bank is less profitable than the Comparables on a ROAA basis. The Bank has a stronger margin but lower noninterest income and higher noninterest expense relative to the Comparable Group. Taken collectively, a moderate downward adjustment is warranted for this factor.

Conversion Valuation Appraisal Report                                   Page: 47

      MARKET AREA

The market area that an institution serves has a significant impact on value, as future success is interrelated with the economic, demographic and competitive aspects of the market. The location of an institution will have an impact on the trading value of an institution, as many analysts compare the pricing of institutions relative to a state or regional multiples in investor presentations.

Specifics on the Bank's markets were delineated in Section 2 - Market Area Analysis. The following figure compares the demographic and competitive data for the counties serviced by the Bank, to the county data of the Comparable Group members.

                          FIGURE 34 - MARKET AREA DATA

                                                      NO.     POP.PER   POP.      POP.    POP DENSITY UNEMP. RATE PER CAPITA
                                                    BRANCHES  BRANCH   GROWTH    GROWTH      2004      NOVEMBER    INCOME
                                                    06/30/04   2004   2000-2004 2004-2009   (PER SQ.    2004        2004
INSTITUTION NAME               COUNTY         STATE (ACTUAL) (ACTUAL)    (%)       (%)        MILE)      (%)         ($)
------------------------------ -------------- ----- -------- -------- --------- --------- ----------- ----------  ---------
Westfield Financial Inc. (MHC) Hampden           MA      159    2,893      1.00      1.00         744       4.90  $  21,661
Deposit Weighted Market Data                                    2,893      1.00      1.00         744       4.90  $  21,661

Pathfinder Bancorp Inc. (MHC)  Oswego            NY       37    3,327      1.00      1.00         129       7.40  $  18,569
Deposit Weighted Market Data                                    1,263      0.38      0.38          49       2.81  $   7,048

Oneida Financial Corp. (MHC)   Madison           NY       21    3,321      0.00      0.00         106       5.30  $  21,531
Oneida Financial Corp. (MHC)   Oneida            NY       78    3,007      0.00     -1.00         193       4.10  $  20,279
Oneida Financial Corp. (MHC)   Onondaga          NY      154    2,999      1.00      1.00         592       4.60  $  23,512
Deposit Weighted Market Data                                    3,297      0.01     -0.05         118       5.21  $  21,480

K-Fed Bancorp (MHC)            Los Angeles       CA     1771    5,653      5.00      6.00       2,466       5.90  $  22,301
K-Fed Bancorp (MHC)            San Bernardino    CA      240    7,800     10.00     11.00          93       4.80  $  18,188
K-Fed Bancorp (MHC)            Santa Clara       CA      341    4,983      1.00      1.00       1,316       5.00  $  37,897
Deposit Weighted Market Data                                    5,801      5.09      5.99       2,111       5.70  $  23,475

Jacksonville Bancorp (MHC)     Macoupin          IL       26    1,858     -1.00     -2.00          56       5.50  $  19,222
Jacksonville Bancorp (MHC)     Montgomery        IL       18    1,691     -1.00     -1.00          43       8.10  $  18,099
Jacksonville Bancorp (MHC)     Morgan            IL       20    1,793     -2.00     -3.00          63       5.70  $  20,316
Deposit Weighted Market Data                                    1,789     -1.82     -2.73          61       5.91  $  20,014

Greene County Bncp Inc. (MHC)  Albany            NY      125    2,377      1.00      1.00         568       3.20  $  26,715
Greene County Bncp Inc. (MHC)  Greene            NY       25    1,947      1.00      1.00          75       4.80  $  21,491
Deposit Weighted Market Data                                    1,967      1.00      1.00          97       4.73  $  21,729

Greater DE Valley Hldgs MHC    Delaware          PA      186    2,986      1.00      1.00       3,015       4.50  $  27,945
Deposit Weighted Market Data                                    2,986      1.00      1.00       3,015       4.50  $  27,945

Clifton Svngs Bncp Inc.(MHC)   Bergen            NJ      472    1,906      2.00      2.00       3,842       3.30  $  38,229
Clifton Svngs Bncp Inc.(MHC)   Passaic           NJ      159    3,140      2.00      2.00       2,695       5.30  $  23,559
Deposit Weighted Market Data                                    2,924      2.00      2.00       2,897       4.95  $  26,137

Cheviot Financial (MHC)        Hamilton          OH      356    2,313     -3.00     -3.00       2,022       5.40  $  26,615
Cheviot Financial (MHC)        Warren            OH       67    2,785     18.00     19.00         467       4.60  $  29,340
Deposit Weighted Market Data                                    2,314     -3.00     -3.00       2,022       5.40  $  26,615

BCSB Bankcorp Inc. (MHC)       Baltimore         MD      282    2,225     -4.00     -5.00       7,764       4.20  $  18,336
BCSB Bankcorp Inc. (MHC)       Baltimore(City)   MD      153    5,094      3.00      4.00       1,302       4.20  $  29,125
BCSB Bankcorp Inc. (MHC)       Harford           MD       79    2,963      7.00      8.00        532        3.70  $  27,654
BCSB Bankcorp Inc. (MHC)       Howard            MD       67    3,989      8.00      9.00       1,060       2.50  $  37,584
Deposit Weighted Market Data                                    2,477     -1.46     -2.00       6,120       4.04  $  20,978

COMPARABLE MEDIAN                                               2,685      0.69      0.69       1,383       4.92  $  21,695

Charter Oak Cmnty Bank Corp.   Hartford          CT      314    2,787      2.00      3.00       1,190       4.90  $  29,071
Charter Oak Cmnty Bank Corp.   Tolland           CT       41    3,519      6.00      7.00         352       3.50  $  28,626
DEPOSIT WEIGHTED MARKET DATA                                    3,202      4.27      5.27         715       4.11  $  28,819

Sources: SNL Securities, Claritas and US Bureau of Labor Statistics

Conversion Valuation Appraisal Report                                   Page: 48

Positive                          Neutral           Negative

Higher Population Growth                            Lower Population Density

Lower Unemployment

Higher Income

The Bank's market area has grown and is projected to continue to grow at a faster rate than the Comparable Group's markets. The Bank's markets have lower population density. Unemployment levels are lower. Per capita income levels are higher in the Bank's markets. Based upon these factors, an moderate upward adjustment is warranted for market area.

Conversion Valuation Appraisal Report                                   Page: 49

      CASH DIVIDENDS

The last few years have seen yet another shift away from dividend policies concurrent with conversion. Recent issues have been fully or oversubscribing without the need for the additional enticement of dividends. After the conversion is another issue, however. Pressures on ROAE and on internal rate of returns to investors prompted the industry toward cash dividends. This trend is exacerbated by the lack of growth potential. Typically, when institutions are in a growth mode, they issue stock dividends or do not declare a dividend. When growth is stunted, these institutions shift toward reducing equity levels and thus utilize cash dividends as a tool in managing equity. Recent tax code changes have made cash dividends more attractive to investors.

                           FIGURE 35 - DIVIDEND DATA


                                                                     DIVIDENDS
                                                             ------------------------------
                                                              CURRENT          LTM DIVIDEND
                                                             DIVIDEND            PAYOUT
                                                              YIELD               RATIO
TICKER                   SHORT NAME                            (%)                 (%)
------   ------------------------------------------          --------          ----------
                   COMPARABLE THRIFT DATA
BCSB     BCSB Bankcorp, Inc. (MHC)                               2.94             416.67
CHEV     Cheviot Financial Corp. (MHC)                           1.61             142.86
CSBK     Clifton Savings Bancorp, Inc. (MHC)                     1.75                 NA
ALLB     Greater Delaware Valley Savings Bank (MHC)              1.14              51.43
GCBC     Greene County Bancorp Inc. (MHC)                        2.54              58.11
JXSB     Jacksonville Bancorp, Inc. (MHC)                        1.90              68.18
KFED     K-Fed Bancorp (MHC)                                     1.40                 NA
ONFC     Oneida Financial Corp. (MHC)                            2.99              90.70
PBHC     Pathfinder Bancorp, Inc. (MHC)                          2.41              65.32
WFD      Westfield Financial Inc. (MHC)                          1.62              54.69
         Average                                                 2.03             118.50
         Median                                                  1.83              66.75
         Maximum                                                 2.99             416.67
         Minimum                                                 1.14              51.43

         Rockville Financial, Inc.                                  -                  -

         VARIANCE TO THE COMPARABLE MEDIAN                     (1.83)             (66.75)

Sources: SNL and Offering Circular Data, FinPro Computations

Conversion Valuation Appraisal Report                                   Page: 50

All Comparable institutions had declared cash dividends. The median dividend payout ratio for the Comparable Group was 66.75%, ranging from a high of 416.67% to a low of 51.43%. The Bank, on a pro forma basis (at the mid point of the value range) will have an equity to assets ratio of 13.78%. The Bank will have adequate capital and profits to pay cash dividends.

The Bank has a bank holding company and the MHC will not be able to waive dividends under current Federal Reserve Board policy, unlike nine of the ten OTS regulated holding companies in the Comparable Group. Thus, the Bank will pay out a greater proportion of earnings under its dividend policy than the Comparable Group will. The higher payout ratio limits the Bank's dividend yield and leveraging capacity.

As such, a slight downward is necessary for this factor.

Conversion Valuation Appraisal Report                                   Page: 51

      LIQUIDITY OF THE ISSUE

The Comparable Group is by definition composed only of companies that trade in the public markets with all of the Comparables trading on NASDAQ or AMEX. Typically, the number of shares outstanding and the market capitalization provides an indication of how much liquidity there will be in a given stock. The actual liquidity can be measured by volume traded over a given period of time.

                     FIGURE 36 - MARKET CAPITALIZATION DATA

                                                                                      MARKET DATA
                                                            ----------------------------------------------------------------
                                                                                                    PUBLICLY     TANGIBLE
                                                            MARKET     PRICE     PRICE     PRICE    REPORTED    PUBLICLY REP
                                                            VALUE    PER SHARE   HIGH       LOW    BOOK VALUE     BOOK VALUE
TICKER                 SHORT NAME                            ($)        ($)       ($)       ($)       ($)           ($)
--------    -----------------------------------------       ------   ---------   -----     -----   ----------   ------------
            COMPARABLE THRIFT DATA
BCSB        BCSB Bankcorp, Inc. (MHC)                       100.30     17.00     18.00     16.00      7.48          7.03
CHEV        Cheviot Financial Corp. (MHC)                   123.10     12.41     13.24     10.91      7.86          7.86
CSBK        Clifton Savings Bancorp, Inc. (MHC)             349.30     11.44     12.90     10.95      6.65          6.65
ALLB        Greater Delaware Valley Savings Bank (MHC)      108.40     31.50     41.50     30.50     10.42         10.42
GCBC        Greene County Bancorp Inc. (MHC)                 71.20     34.61     35.00     29.60     15.59         15.59
JXSB        Jacksonville Bancorp, Inc. (MHC)                 31.00     15.76     17.90     15.51     10.52          8.99
KFED        K-Fed Bancorp (MHC)                             209.70     14.25     15.25     13.94      6.23          5.92
ONFC        Oneida Financial Corp. (MHC)                    100.80     13.40     14.37     11.01      7.00          5.23
PBHC        Pathfinder Bancorp, Inc. (MHC)                   41.60     16.99     18.24     16.40      9.02          7.16
WFD         Westfield Financial Inc. (MHC)                  245.60     24.62     26.00     23.84     12.43         12.43
                                                            ------     -----     -----     -----     -----         -----
            Average                                         138.10     19.20     21.24     17.87      9.32          8.73
            Median                                          104.60     16.38     17.95     15.76      8.44          7.51
            Maximum                                         349.30     34.61     41.50     30.50     15.59         15.59
            Minimum                                          31.00     11.44     12.90     10.91      6.23          5.23

            Rockville Financial, Inc.                       169.00        NA        NA        NA        NA            NA

            VARIANCE TO THE COMPARABLE MEDIAN                64.40        NA        NA        NA        NA            NA

Sources: SNL and Offering Circular Data, FinPro Computations

The market capitalization values of the Comparable Group range from a low of $31.0 million to a high of $349.3 million with a median market capitalization of $104.6 million. The Bank expects to have $169.0 million of market capital at the midpoint on a pro forma basis. It is expected that the Bank will trade on NASDAQ along with nine of the ten Comparables.

A modest upward adjustment for this factor appears warranted, due to the higher pro forma level of market capitalization and expected liquidity, relative to the Comparables.

Conversion Valuation Appraisal Report                                   Page: 52

      RECENT REGULATORY MATTERS

Regulatory matters influence the market for thrift conversions. The Bank will operate in substantially the same regulatory environment as the Comparable Group. The only material difference is that the federally regulated Comparables have the ability to waive dividends to the MHC. This factor was addressed in the cash dividends section.

Taken collectively, no adjustment for this factor is warranted as both the Bank and the Comparables will operate in the same ownership structure and will be supervised in the same regulatory environment.

Conversion Valuation Appraisal Report                                   Page: 53

5. OTHER FACTORS

      MANAGEMENT

The Bank has developed a good management team with considerable banking experience. The Bank's organizational chart is reasonable for an institution of its size and complexity. The Board is active and oversees and advises on all key strategic and policy decisions and holds the management to high performance standards.

As such, no adjustment appears to be warranted for this factor.

Conversion Valuation Appraisal Report                                   Page: 54

      SUBSCRIPTION INTEREST

The pro forma price to fully converted book multiple of MHC conversions rose dramatically from 2001 to 2005 YTD.

          FIGURE 37 - MHC REORGANIZATIONS (SINCE 1/1/01) PRO FORMA DATA

                                                                                                      PRICE TO PRO FORMA
                                                                                          ------------------------------------------
                                                                      PERCENTAGE                                            FULLY
                                                               IPO     RETAINED     NET   PRO FORMA PRO FORMA  PRO FORMA  CONVERTED
                                                   IPO        PRICE       BY     PROCEEDS EARNINGS  BOOK VALUE TANG. BOOK BOOK VALUE
TICKER    SHORT NAME                               DATE        ($)     MHC (%)    ($000)     (X)       (%)        (%)         (%)
--------  ---------------------------------------- ---------- ------- ---------- -------- --------- ---------- ---------- ----------
HFBL      Home Federal Bancorp, Inc. of Louisiana
                (MHC)                              01/21/2005 10.0000   60.00      11,988    NM        NM         NM         75.39
BVFL      BV Financial, Inc. (MHC)                 01/14/2005 10.0000   55.00       9,646    NM        NM         NM         87.78
GTWN      Georgetown Bancorp, Inc. (MHC)           01/06/2005 10.0000   55.00      10,347    NM        NM         NM         88.45
          --------------------------------------------------------------------------------------------------------------------------
Q1`05     AVERAGE                                                                            NM        NM         NM         83.87
          MEDIAN                                                                             NM        NM         NM         87.78
          --------------------------------------------------------------------------------------------------------------------------
2005 YTD  AVERAGE                                                                            NM        NM         NM         83.87
          MEDIAN                                                                             NM        NM         NM         87.78
          --------------------------------------------------------------------------------------------------------------------------
SFBI      SFSB Inc. (MHC)                          12/31/2004 10.0000   55.00      11,045    NM        NM         NM         82.72
OSHC      Ocean Shore Holding Company (MHC)        12/22/2004 10.0000   54.30      31,767    NM        NM         NM         91.09
LPBC      Lincoln Park Bancorp (MHC)               12/20/2004 10.0000   54.00       7,214    NM        NM         NM         88.59
ABBC      Abington Community Bancorp, Inc. (MHC)   12/17/2004 10.0000   55.00      61,040    NM        NM         NM         84.85
HOME      Home Federal Bancorp, Inc. (MHC)         12/07/2004 10.0000   59.04      51,015    NM        NM         NM         89.36
ACFC      Atlantic Coast Federal Corporation (MHC) 10/05/2004 10.0000   60.00      49,806    NM        NM         NM         87.91
PSBH      PSB Holdings, Inc. (MHC)                 10/05/2004 10.0000   53.70      26,218    NM        NM         NM         85.16
NVSL      Naugatuck Valley Financial Corp. (MHC)   10/01/2004 10.0000   55.00      27,373    NM        NM         NM         90.25
SIFI      SI Financial Group Inc. (MHC)            10/01/2004 10.0000   58.00      41,645    NM        NM         NM         90.71
          --------------------------------------------------------------------------------------------------------------------------
Q4`04     AVERAGE                                                                            NM        NM         NM         87.85
          MEDIAN                                                                             NM        NM         NM         88.59
          --------------------------------------------------------------------------------------------------------------------------
FFFS      First Federal Financial Services, Inc.
                (MHC)                              06/29/2004 10.0000   55.00      15,372    NM        NM         NM         75.90
MNCK      Monadnock Community Bancorp, Inc. (MHC)  06/29/2004  8.0000   55.00       2,613    NM        NM         NM         85.45
OFFO      Osage Federal Financial Inc. (MHC)       04/01/2004 10.0000   70.00       5,480    NM        NM         NM         85.18
WAWL      Wawel Savings Bank (MHC)                 04/01/2004 10.0000   60.78       7,027    NM        NM         NM         92.82
          --------------------------------------------------------------------------------------------------------------------------
Q2`04     AVERAGE                                                                            NM        NM         NM         84.84
          MEDIAN                                                                             NM        NM         NM         85.32
          --------------------------------------------------------------------------------------------------------------------------
KFED      K-Fed Bancorp (MHC)                      03/31/2004 10.0000   60.91      48,472    NM        NM         NM         92.00
CZWI      Citizens Community Bancorp (MHC)         03/30/2004 10.0000   67.83       7,416    NM        NM         NM         83.24
CSBK      Clifton Savings Bancorp, Inc. (MHC)      03/04/2004 10.0000   55.00     113,396    NM        NM         NM         92.10
CHEV      Cheviot Financial Corp. (MHC)            01/06/2004 10.0000   55.00      36,987    NM        NM         NM         83.14
          --------------------------------------------------------------------------------------------------------------------------
Q1`04     AVERAGE                                                                            NM        NM         NM         87.62
          MEDIAN                                                                             NM        NM         NM         87.62
          --------------------------------------------------------------------------------------------------------------------------
2004 YTD  AVERAGE                                                                            NM        NM         NM         82.25
          MEDIAN                                                                             NM        NM         NM         86.68
          --------------------------------------------------------------------------------------------------------------------------
FLTB      Flatbush Federal Bancorp, Inc. (MHC)     10/21/2003  8.0000   53.00       6,947    NM        NM         NM         77.33
ASBH      ASB Holding Company (MHC)                10/03/2003 10.0000   70.00      13,640    NM        NM         NM         80.70
          --------------------------------------------------------------------------------------------------------------------------
Q4`03     AVERAGE                                                                            NM        NM         NM         79.02
          MEDIAN                                                                             NM        NM         NM         79.02
          --------------------------------------------------------------------------------------------------------------------------
2003      AVERAGE                                                                            NM        NM         NM         79.02
          MEDIAN                                                                             NM        NM         NM         79.02
          --------------------------------------------------------------------------------------------------------------------------
MDNB      Minden Bancorp, Inc. (MHC)               07/02/2002 10.0000   55.00       5,400    NM        NM         NM         61.80
          --------------------------------------------------------------------------------------------------------------------------
Q3`02     AVERAGE                                                                            NM        NM         NM         61.80
          MEDIAN                                                                             NM        NM         NM         61.80
          --------------------------------------------------------------------------------------------------------------------------
NEBS      New England Bancshares Inc. (MHC)        06/04/2002 10.0000   55.00       7,655    NM        NM         NM         65.02
          --------------------------------------------------------------------------------------------------------------------------
Q2`02     AVERAGE                                                                            NM        NM         NM         65.02
          MEDIAN                                                                             NM        NM         NM         65.02
          --------------------------------------------------------------------------------------------------------------------------
2002      AVERAGE                                                                            NM        NM         NM         63.41
          MEDIAN                                                                             NM        NM         NM         63.41
          --------------------------------------------------------------------------------------------------------------------------
WFD       Westfield Financial Inc. (MHC)           12/28/2001 10.0000   53.00      42,156    NM        NM         NM         62.34
AJSB      AJS Bancorp, Inc. (MHC)                  12/27/2001 10.0000   51.00       9,828    NM        NM         NM         60.13
CHFN      Charter Financial Corp. (MHC)            10/17/2001 10.0000   80.00      33,386    NM        NM         NM         47.68
          --------------------------------------------------------------------------------------------------------------------------
Q4`01     AVERAGE                                                                            NM        NM         NM         56.72
          MEDIAN                                                                             NM        NM         NM         60.13
          --------------------------------------------------------------------------------------------------------------------------
2001      AVERAGE                                                                            NM        NM         NM         56.72
          MEDIAN                                                                             NM        NM         NM         60.13
          --------------------------------------------------------------------------------------------------------------------------
1/1/2001  AVERAGE                                                                            NM        NM         NM         81.00
12/3/2004 MEDIAN                                                                             NM        NM         NM         85.16
          --------------------------------------------------------------------------------------------------------------------------

Source: SNL Securities

Conversion Valuation Appraisal Report                                   Page: 55

The first day "pop" has declined in 2004. Currently, three of the MHC conversions are trading below their IPO price. Additionally, Home Federal is trading at its IPO price.

               FIGURE 38 - MHC REORGANIZATIONS PRICE APPRECIATION

                                                                      PERCENT CHANGE FROM IPO
                                                       ------------------------------------------------------
                                                       AFTER  AFTER    AFTER    AFTER     CURRENT
                                                       1 DAY  1 WEEK  1 MONTH  3 MONTHS  STOCK PRICE  TO DATE
TICKER                SHORT NAME                        (%)    (%)      (%)      (%)      2/11/2005     (%)
--------   ----------------------------------------    -----  ------  -------  --------  -----------  -------
HFBL       Home Federal Bancorp, Inc. of Louisiana
                 (MHC)                                 -1.00   0.00       NA       NA      10.00           -
BVFL       BV Financial, Inc. (MHC)                    -6.50  -4.00       NA       NA       9.85       (1.50)
GTWN       Georgetown Bancorp, Inc. (MHC)               2.00   0.00     0.50       NA       9.96       (0.40)
           -------------------------------------------------------------------------------------------------
Q1`05      AVERAGE                                     (1.83) (1.33)    0.50       NA       9.94       (0.63)
           MEDIAN                                      (1.00)     -     0.50       NA       9.96       (0.40)
           -------------------------------------------------------------------------------------------------
2005 YTD   AVERAGE                                     (1.83) (1.33)    0.50       NA       9.94       (0.63)
           MEDIAN                                      (1.00)     -     0.50       NA       9.96       (0.40)
           -------------------------------------------------------------------------------------------------
SFBI       SFSB Inc. (MHC)                              7.50   0.00    -0.50       NA       9.70       (3.00)
OSHC       Ocean Shore Holding Company (MHC)           21.50  22.50     6.30       NA      11.07       10.70
LPBC       Lincoln Park Bancorp (MHC)                  10.00  12.50     0.20       NA      10.30        3.00
ABBC       Abington Community Bancorp, Inc. (MHC)      33.50  33.00    29.00       NA      13.35       33.50
HOME       Home Federal Bancorp, Inc. (MHC)            24.90  28.00    23.30       NA      12.83       28.30
ACFC       Atlantic Coast Federal Corporation (MHC)    17.50  24.80    29.30    36.20      13.62       36.20
PSBH       PSB Holdings, Inc. (MHC)                     5.00   6.30     4.50    16.00      10.98        9.80
NVSL       Naugatuck Valley Financial Corp. (MHC)       8.00   8.10     4.20     7.60      11.44       14.40
SIFI       SI Financial Group Inc. (MHC)               12.00  10.50     9.40    22.50      11.25       12.50
           -------------------------------------------------------------------------------------------------
Q4`04      AVERAGE                                     15.54  16.19    11.74    20.58      11.62       16.16
           MEDIAN                                      12.00  12.50     6.30    19.25      11.25       12.50
           -------------------------------------------------------------------------------------------------
FFFS       First Federal Financial Services, Inc.
                 (MHC)                                 15.00  20.50    35.00    35.00      14.69       46.90
MNCK       Monadnock Community Bancorp, Inc. (MHC)      3.75   2.50    -3.13    -0.13      10.30       28.75
OFFO       Osage Federal Financial Inc. (MHC)          20.00  22.50     9.50     9.50      13.50       35.00
WAWL       Wawel Savings Bank (MHC)                    29.50  25.00    12.50    25.00      10.65        6.50
           -------------------------------------------------------------------------------------------------
Q2`04      AVERAGE                                     17.06  17.63    13.47    17.34      12.29       29.29
           MEDIAN                                      17.50  21.50    11.00    17.25      12.08       31.88
           -------------------------------------------------------------------------------------------------
KFED       K-Fed Bancorp (MHC)                         34.90  30.00    15.10    29.00      14.25       42.50
CZWI       Citizens Community Bancorp (MHC)            23.70  32.50    17.50    18.50      15.00       50.00
CSBK       Clifton Savings Bancorp, Inc. (MHC)         22.50  37.50    32.90    24.00      11.44       14.40
CHEV       Cheviot Financial Corp. (MHC)               33.20  34.70    33.00    31.00      12.41       24.10
           -------------------------------------------------------------------------------------------------
Q1`04      AVERAGE                                     28.58  33.68    24.63    25.63      13.28       32.75
           MEDIAN                                      28.45  33.60    25.20    26.50      13.33       33.30
           -------------------------------------------------------------------------------------------------
2004 YTD   AVERAGE                                     17.91  19.49    14.34    19.55      11.49       21.86
           MEDIAN                                      18.75  22.50    11.00    22.50      11.44       19.25
           -------------------------------------------------------------------------------------------------
FLTB       Flatbush Federal Bancorp, Inc. (MHC)        63.75  54.38    60.63    60.00      10.50       31.25
ASBH       ASB Holding Company (MHC)                   62.00  71.00    68.50    79.50      17.40       74.00
           -------------------------------------------------------------------------------------------------
Q4`03      AVERAGE                                     62.88  62.69    64.57    69.75      13.95       52.63
           MEDIAN                                      62.88  62.69    64.57    69.75      13.95       52.63
           -------------------------------------------------------------------------------------------------
2003       AVERAGE                                     62.88  62.69    64.57    69.75      13.95       52.63
           MEDIAN                                      62.88  62.69    64.57    69.75      13.95       52.63
           -------------------------------------------------------------------------------------------------
MDNB       Minden Bancorp, Inc. (MHC)                  19.50  20.00    18.50    13.00      19.75       97.50
           -------------------------------------------------------------------------------------------------
Q3`02      AVERAGE                                     19.50  20.00    18.50    13.00      19.75       97.50
           MEDIAN                                      19.50  20.00    18.50    13.00      19.75       97.50
           -------------------------------------------------------------------------------------------------
NEBS       New England Bancshares Inc. (MHC)           23.00  24.00    24.00    23.00      19.75       97.50
           -------------------------------------------------------------------------------------------------
Q2`02      AVERAGE                                     23.00  24.00    24.00    23.00      19.75       97.50
           MEDIAN                                      23.00  24.00    24.00    23.00      19.75       97.50
           -------------------------------------------------------------------------------------------------
2002       AVERAGE                                     21.25  22.00    21.25    18.00      19.75       97.50
           MEDIAN                                      21.25  22.00    21.25    18.00      19.75       97.50
           -------------------------------------------------------------------------------------------------
WFD        Westfield Financial Inc. (MHC)              33.40  32.40    36.00    47.00      24.62      146.20
AJSB       AJS Bancorp, Inc. (MHC)                     32.00  29.10    32.50    40.00      24.00      140.00
CHFN       Charter Financial Corp. (MHC)               42.50  52.50    74.10   121.00      36.43      264.30
           -------------------------------------------------------------------------------------------------
Q4`01      AVERAGE                                     35.97  38.00    47.53    69.33      28.35      183.50
           MEDIAN                                      33.40  32.40    36.00    47.00      24.62      146.20
           -------------------------------------------------------------------------------------------------
2001       AVERAGE                                     35.97  38.00    47.53    69.33      28.35      183.50
           MEDIAN                                      33.40  32.40    36.00    47.00      24.62      146.20
           -------------------------------------------------------------------------------------------------
1/1/2001   AVERAGE                                     21.97  23.34    22.91    33.56      14.41       46.01
2/11/2005  MEDIAN                                      21.50  24.00    18.50    25.00      12.41       28.75
           -------------------------------------------------------------------------------------------------

Source: SNL Securities

Conversion Valuation Appraisal Report                                   Page: 56

The aftermarket performance warrants an moderate upward adjustment as the is not as strong as in recent years.

Conversion Valuation Appraisal Report                                   Page: 57

      VALUATION ADJUSTMENTS

Relative to the Comparables the following adjustments need to be made to the Bank's pro forma market value.

Valuation Factor                               Valuation Adjustment
----------------                               --------------------
Financial Condition                            Moderate Upward
Balance Sheet Growth                           Upward
Earnings Quality, Predictability and Growth    Moderate Downward
Market Area                                    Moderate Upward
Dividends                                      Slight Downward
Liquidity of the Issue                         Modest Upward
Recent Regulatory Matters                      No Adjustment

Additionally, the following adjustment should be made to the Bank's market value.

Valuation Factor                              Valuation Adjustment
----------------                              --------------------
Management                                    No Adjustment
Subscription Interest                         Moderate Upward

Conversion Valuation Appraisal Report                                   Page: 58

6. VALUATION

In applying the accepted valuation methodology promulgated by the regulators, i.e., the pro forma market value approach, three key pricing multiples were considered. The four multiples include:

      Price to core earnings ("P/E")

      Price to book value ("P/B") / Price to tangible book value ("P/TB")

      Price to assets ("P/A")

All of the approaches were calculated on a pro forma basis including the effects of the conversion proceeds. All of the assumptions utilized are presented in Exhibits 9-13.

   DISCUSSION OF WEIGHT GIVEN TO
       VALUATION MULTIPLES

To ascertain the pro forma estimated market value of the Bank, the market multiples for the Comparable Group were utilized. As a secondary check, all Connecticut public thrifts, all publicly traded thrifts and the recent (2001 to date) and historical MHC conversions were assessed. The multiples for the Comparable Group, all publicly traded MHC, and Connecticut MHC thrifts are shown in Exhibit 7.

      Price to Earnings - According to the Appraisal Guidelines: "When both the converting institution and the comparable companies are recording "normal" earnings. A P/E approach may be the simplest and most direct method of valuation. When earnings are low or negative, however, this approach may not be appropriate and the greater consideration should be given to the P/BV approach." In this particular case, the Bank's earnings are "normal". As a basis for comparison, the price to core earnings was utilized for both the Bank and the Comparable Group to eliminate any nonrecurring items. As such, this approach was considered in this appraisal.

      Since the filing of the initial appraisal, the pro formas were adjusted to reflect SFAS 123R, which requires the expensing of stock options. FinPro considered the impact of this accounting change and determined that it should not impact the valuation of the Bank as the new expense is a noncash expense. The current earnings data for the Comparables does not reflect this accounting change.

Conversion Valuation Appraisal Report                                   Page: 59

      Price to Book/Price to Tangible Book - According to the Appraisal
      Guidelines: "The P/BV approach works best when the converting institution and the Comparables have a normal amount of book value. The P/BV approach could seriously understate the value of an institution that has almost no book value but has an outstanding future earnings potential. For converting institutions with high net worth, the appraiser may have difficulty in arriving at a pro forma market value because of pressure placed on the P/E multiple as higher P/BV levels are required to reflect a similar P/BV ratio as the peer group average. The P/BV approach also suffers from the use of historical cost accounting data."

      Since thrift earnings in general have had a high degree of volatility over the past decade, the P/B is utilized frequently as the benchmark for market value. A better approach is the P/TB approach. In general, investors tend to price financial institutions on a tangible book basis, because it incorporates the P/B approach adjusted for intangibles. Initially following conversion, FinPro feels that thrifts often trade on a price to tangible book basis.

      Price to Assets - According to the Appraisal Guidelines: "This approach remedies the problems of a small base that can occur with the P/BV approach, but the approach has many of the other limitations of the latter approach (the P/BV approach)." FinPro places little weight on this valuation approach due to the lack of consideration of asset and funding mixes and the resulting earnings impact.

Conversion Valuation Appraisal Report                                   Page: 60

    FULL OFFERING VALUE IN
   RELATION TO COMPARABLES

Based upon the premiums and discounts defined in the section above, the Bank, including the charitable foundation, is pricing at the midpoint as if fully converted is estimated to be $169,000,000. Based upon a range below and above the midpoint value, the relative values are $143,650,000 at the minimum and $194,350,000 at the maximum respectively. At the super maximum of the range, the offering value would be $223,502,500.

At the various levels of the estimated value range, the full offering would result in the following offering data:

                     FIGURE 39 - VALUE RANGE - FULL OFFERING

                                                Total Shares      Price          Total
Conclusion                                         Shares       Per Share        Value
----------                                         ------       ---------        -----
Appraised Value - Midpoint                        16,900,000    $     10     $  169,000,000

Range:
  - Minimum                                       14,365,000    $     10        143,650,000
  - Maximum                                       19,435,000          10        194,350,000
  - Super Maximum                                 22,350,250          10        223,502,500

Source: FinPro Inc. Pro forma Model

Conversion Valuation Appraisal Report                                   Page: 61

          FIGURE 40 - AS IF FULLY CONVERTED OFFERING PRICING MULTIPLES

                                                                      Comparables              State               National
                                                                   -------------------      ---------------   ------------------
                                                      Bank         Mean         Median      Mean     Median    Mean      Median
                                                      ----         ----         ------      ----     ------    ----      ------
                                          Min         40.00
Price-Core Earnings Ratio P/E             Mid         45.45        41.95        36.13        NA       NA       39.83      35.85
                                          Max         52.63
                                          Smax        62.50

                                          Min         75.87%
Price-to-Book Ratio P/B                   Mid         80.06%       98.39%       98.67%       NA       NA      101.49%     98.67%
                                          Max         83.47%
                                          Smax        86.66%

                                          Min         76.28%
Price-to-Tangible Book Ratio P/TB         Mid         80.45%      102.28%      103.46%       NA       NA      104.51%    103.46%
                                          Max         83.82%
                                          Smax        87.03%

                                          Min         14.44%
Price-to-Assets Ratio P/A                 Mid         16.63%       23.17%       22.96%       NA       NA       25.38%     26.24%
                                          Max         18.72%
                                          Smax        21.03%

Source: FinPro Calculations

This equates to the following multiples:

  FIGURE 41 - COMPARABLE AS IF FULLY CONVERTED PRICING MULTIPLES TO THE BANK'S
                               PRO FORMA MIDPOINT

                                                                            Price Relative to
                                                   -------------------------------------------------------------------
                                                   Earnings   Core Earnings      Book     Tangible Book         Assets
                                                   --------   -------------    -------    -------------        --------
The Bank (at midpoint) Full Conversion              47.62        45.45          80.06%       80.45%             16.63%
Comparable Group Median                             34.39        36.13          98.67%      103.46%             22.96%
(Discount) Premium                                  38.48%       25.79%        -18.86%      -22.24%            -27.57%

Source: SNL data, FinPro Calculations

As Figure 41 demonstrates, at the midpoint of the estimated valuation range the Bank is priced at a premium of 25.79% on a fully converted core earnings basis. Excluding the expensing of stock options, at the midpoint the Bank's fully converted core earnings multiple would be 32.26x, which represents a 10.71% discount to the Comparable median. On a price to fully converted tangible book basis, the Bank is priced at a 22.24% discount to the Comparable Group.

  FIGURE 42 - COMPARABLE AS IF FULLY CONVERTED PRICING MULTIPLES TO THE BANK'S
                            PRO FORMA SUPER MAXIMUM

                                                                         Price Relative to
                                               --------------------------------------------------------------------
                                               Earnings     Core Earnings       Book     Tangible Book       Assets
                                               --------     -------------     -------    -------------       ------
The Bank (at the supermax) Full Conversion      66.67          62.50           86.66%        87.03%          21.03%
Comparable Group Median                         34.39          36.13           98.67%       103.46%          22.96%
(Discount) Premium                              93.87%         72.98%         -12.18%       -15.88%          -8.41%

Source: SNL data, FinPro Calculations

Conversion Valuation Appraisal Report                                   Page: 62

As Figure 42 demonstrates, at the super maximum of the estimated valuation range the Bank is priced at a premium of 72.98% on a fully converted core earnings basis. Excluding the expensing of stock options, at the super maximum the Bank's fully converted core earnings multiple would be 40.00x, which represents a 10.71% premium to the Comparable median. On a price to fully converted tangible book basis, the Bank is priced at a 15.88% discount to the Comparable Group.

Conversion Valuation Appraisal Report                                   Page: 63

The Bank pricing at the midpoint for a MHC Conversion assuming an issuance of 43.00%, is $72,670,000. Based upon a range below and above the midpoint value, the relative values are $61,769,500 at the minimum and $83,570,500 at the maximum, respectively. At the super maximum of the range, the offering value would be $96,106,080.

                    FIGURE 43 - VALUE RANGE MHC OFFERING DATA

                                                Total     Price per             Total
Conclusion                                     Shares       Share               Value
-------------------------------------         ---------   ---------          -----------
Appraised Value - $143,650,000 at 43%         6,176,950      $10             $61,769,500
Appraised Value - $169,000,000 at 43%         7,267,000      $10             $72,670,000
Appraised Value - $194,350,000 at 43%         8,357,050      $10             $83,570,500
Appraised Value - $223,502,500 at 43%         9,610,608      $10             $96,106,080

Source: FinPro Inc. Pro forma Model

 FIGURE 44 - COMPARABLE GAAP PRICING MULTIPLES TO THE BANK'S PRO FORMA MIDPOINT

                                                                  Price Relative to
                                  ---------------------------------------------------------------------------------------
                                  Earnings     Core Earnings           Book           Tangible Book                Assets
                                  --------     -------------          -------         -------------                ------
The Bank (at midpoint) MHC         47.62          45.45               128.70%            129.70%                    17.74%
Unadjusted MHC Trading Median      33.50          43.60               201.50%            224.00%                    24.82%
(Discount) Premium                 42.15%          4.24%              -36.13%            -42.10%                   -28.51%

Source: SNL data, FinPro Calculations

As Figure 44 demonstrates, at the midpoint of the estimated valuation range the Bank is priced at a premium of 4.24% on a GAAP core earnings basis. Excluding the expensing of stock options, at the midpoint the Bank's GAAP core earnings multiple would be 38.46x, which represents an 11.79% discount to the Comparable median. On a price to GAAP tangible book basis, the Bank is priced at a 42.10% discount to the Comparable Group.

   FIGURE 45 - COMPARABLE GAAP PRICING MULTIPLES TO THE BANK'S PRO FORMA SUPER
                                    MAXIMUM

                                                                        Price Relative to
                                        -----------------------------------------------------------------------------------
                                        Earnings     Core Earnings             Book           Tangible Book          Assets
                                        --------     -------------            -------         -------------          ------
The Bank (at the supermax) MHC           62.50           58.82                146.84%            147.93%             22.96%
Unadjusted MHC Trading Median            33.50           43.60                201.50%            224.00%             24.82%
(Discount) Premium                       86.57%          34.91%               -27.13%            -33.96%             -7.48%

Source: SNL data, FinPro Calculations

Conversion Valuation Appraisal Report                                   Page: 64

As Figure 45 demonstrates, at the super maximum of the estimated valuation range the Bank is priced at a premium of 34.91% on a GAAP core earnings basis. Excluding the expensing of stock options, at the super maximum the Bank's GAAP core earnings multiple would be 47.62x, which represents an 9.22% premium to the Comparable median. On a price to GAAP tangible book basis, the Bank is priced at a 33.96% discount to the Comparable Group.

Conversion Valuation Appraisal Report                                   Page: 65

      COMPARISON TO RECENT
        MHC CONVERSIONS

To verify and validate that the range created on a comparable basis is appropriate, FinPro compared the pricing of this deal relative to other MHC conversions.

            FIGURE 46 - COMPARISON TO FILED AND PENDING MHC OFFERINGS

                                                             Super Maximum
                                                           Appraisal Price to
                                                             Full Converted
                                                             Tangible Book
                                                           ------------------
Rockville Financial, Inc.                                        87.03

APPLICATIONS FILED:

OC Financial, Inc.                                               84.25
BankFinancial                                                    85.62
North Penn Bancorp                                               85.75

PENDING OFFERINGS:

Fedfirst Financial Corp.                                         85.91
Brooklyn Federal                                                 89.55
Prudential Bancorp                                               86.87

CLOSED, BUT NOT TRADING:

Kearny Financial                                                 88.70

Source: 2/16/04 Conversion Watch

Conversion Valuation Appraisal Report                                   Page: 66

      VALUATION CONCLUSION

We believe that the discounts on an earnings and a tangible book basis are appropriate relative to the Comparable Group. This range was confirmed by our analysis of other filed and pending MHC offerings.

It is, therefore, FinPro's opinion that as of February 11, 2005, the estimated pro forma market value of the Bank in a full offering was $169,000,000 at the midpoint of a range with a minimum of $143,650,000 to a maximum of $194,350,000 at 15% below and 15% above the midpoint of the range respectively. Assuming an adjusted maximum value of 15% above the maximum value, the adjusted maximum value or super maximum value in a full offering is $223,502,500.

Using the pro forma market values for a full offering shown above, the amount of stock publicly offered as part of the MHC reorganization issuing 43.00% will equal 6,176,950 shares, 7,267,000 shares, 8,357,050 shares and 9,610,608 shares at the minimum, midpoint, maximum and super maximum, respectively.

The document represents an initial valuation for the Bank. Due to the duration of time that passes between the time this document is compiled and the time the offering closes, numerous factors could lead FinPro to update or revise the appraised value of the Bank. Some factors that could lead FinPro to adjust the appraised value include: (1) changes in the Bank's operations and financial condition; (2) changes in the market valuation or financial condition of the Comparable Group; (3) changes in the broader market; and (4) changes in the market for thrift conversions. Should there be material changes to any of these factors, FinPro will prepare an appraisal update to appropriately adjust the value of the Bank. At the time of closing, FinPro will prepare a final appraisal to determine if the valuation range is still appropriate and determine the exact valuation amount appropriate for the Bank.